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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            LITTON INDUSTRIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

October 20, 2000

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders, which will be held at 11:00 a.m., Friday, December 8, 2000, at The Ritz Carlton Hotel, Marina del Rey, California. At the meeting, we will present a brief report on Litton's 2000 business results and our outlook for 2001.

Whether or not you plan to attend, please be sure that your shares are represented at the Annual Meeting by promptly completing, signing, dating and returning your proxy in the enclosed envelope.

Very truly yours,

/s/ Michael R. Brown

Michael R. Brown
Chairman and Chief Executive Officer

October 20, 2000

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Litton Industries, Inc. ("Litton") will be held on December 8, 2000, at 11:00 a.m., at The Ritz Carlton Hotel, 4375 Admiralty Way, Marina del Rey, California 90292.

Stockholders at the close of business on October 13, 2000, will be entitled to vote at the Annual Meeting. The items on the agenda are as follows:

  1. Election of directors;

  2. Approval of the Litton Industries, Inc. 2000 Long-Term Stock Incentive
     Plan;

  3. Ratification of the appointment of Deloitte & Touche LLP as independent auditors; and

  4. Other business as may properly come before the Annual Meeting or any adjournment thereof.

A list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder at the Meeting and for a period of ten days prior to the date of the Meeting, for any purpose relevant to the Meeting, during ordinary business hours at Litton's Corporate Office at 21240 Burbank Boulevard, Woodland Hills, California 91367.

Holders of a majority of Litton's outstanding voting shares must be present either in person or by proxy in order for the Annual Meeting to be held. Whether you expect to attend the Annual Meeting or not, your vote is important. Please sign and date the enclosed proxy and return it in the enclosed envelope. If you plan to attend the Annual Meeting and wish to vote your shares in person, you may do so at any time before the proxy is voted.

Attendance and voting are limited to stockholders of record at the close of business on October 13, 2000. If your shares are held in the name of a broker, trust, bank or other nominee, you should bring with you a proxy or letter from the broker, trustee, bank or nominee confirming your beneficial ownership of the shares.

/s/ Lynne M. O. Brickner

Lynne M. O. Brickner
Vice President and Secretary

                            LITTON INDUSTRIES, INC.
                            21240 Burbank Boulevard
                         Woodland Hills, CA 91367-6675

                                PROXY STATEMENT

General Information

The Board of Directors of Litton Industries, Inc. ("Litton" or the "Company") is soliciting proxies to be voted at the Annual Meeting of Stockholders to be held on December 8, 2000, and at any adjournment thereof. This Proxy Statement is being mailed to stockholders beginning on or about October 20, 2000, accompanied by Litton's annual report to stockholders for the fiscal year ended July 31, 2000.

Outstanding Securities

At the close of business on October 13, 2000 (the "Record Date"), there were 45,409,342 shares of $1 par value Common Stock and 410,643 shares of Series B $2 Cumulative Preferred Stock, par value $5, outstanding and entitled to vote. Each share of Common Stock or Series B Preferred Stock entitles the holder to one vote.

Voting

A proxy is enclosed for use at the Meeting. All shares represented by valid proxies will be voted as specified. If no specification is made, all shares represented by valid proxies received from this solicitation (and not revoked before they are voted) will be voted for election of the eleven nominees for directors, for approval of the Litton Industries, Inc. 2000 Long-Term Stock Incentive Plan and for ratification of the appointment of Deloitte & Touche LLP as independent auditors.

If a stockholder is a participant in the Litton Employee Stock Purchase Plan, the proxy card covers the shares in the account for that Plan, as well as shares registered in the participant's name.

A stockholder may revoke the proxy at any time before it is voted by giving written notice to the Secretary. A stockholder attending the Annual Meeting in person may revoke the proxy by giving notice of revocation to the inspector of election at the Meeting or by voting at the Meeting. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card gives discretionary authority to the persons named on the card to vote the shares in their best judgment. At this time, Litton does not know of any other such business.

The holders of a majority of the issued and outstanding shares of Common Stock and Series B Preferred Stock represented in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business at the Meeting. With respect to the election of directors, stockholders may vote in favor of all nominees, or withhold their votes as to all nominees or specific nominees. There is no box to "abstain," but checking the box on the enclosed proxy card that withholds authority to vote for a nominee is the equivalent of abstaining. With respect to the two other items relating to the Litton Industries, Inc. 2000 Long-Term Stock Incentive Plan and the independent auditors, the stockholders may vote in favor of the proposal or against the proposal, or may abstain from voting. The affirmative vote of the majority of shares entitled to vote and present in person or by proxy at the Annual Meeting is required for approval. A stockholder who signs and submits a ballot or proxy is "present," so an abstention will have the same effect as a vote against the proposal.

In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker non-votes"), those shares will be treated as present for purposes of determining the presence of a quorum, but will not be included in the vote totals and therefore will have no effect on the vote. Under New York Stock Exchange rules, only Item 2 (approval of the Litton Industries, Inc. 2000 Long-Term Incentive Plan) is "non-discretionary." Brokers who do not receive instructions from their clients will not have discretion to vote on Item 2, and these broker "non-votes" will not be counted as votes cast for determining the outcome.

                        ITEM ONE: ELECTION OF DIRECTORS

      The Board of Directors recommends that you vote FOR all candidates.

Eleven directors will be elected at the Annual Meeting to hold office for one year and until their successors have been elected and qualified. If any nominee becomes unavailable for election to the Board of Directors, an event that is not anticipated, the persons named as proxies have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their judgement. All of the nominees are presently serving on the Board of Directors and were previously elected by the stockholders, except for Dr. Ronald D. Sugar and James R. Wilson, who were appointed as directors by the Board of Directors on September 21, 2000.

The nominees for directors furnished the following information concerning their principal occupation, other affiliations and past business experience.

  [PHOTO]    ALTON J. BRANN
             . Chairman of UNOVA, Inc.
             . Age 58
             . Director since 1990
Background: UNOVA, Inc. is a global solutions company providing information and systems integration technology for industrial markets. Chairman of UNOVA, Inc. since 1997 and former Chief Executive Officer (1997-September 2000). Chairman of the Board and Chief Executive Officer of Western Atlas Inc. (1994-
1997). Former Litton Chairman of the Board (1994-1995), President (1990-1994) and Chief Executive Officer (1992-1994). Director of the Los Angeles World Affairs Council. Chairman of the Board of Governors of Town Hall of Los Angeles. Vice Chairman of the Board of Directors of the Los Angeles Area Council of the Boy Scouts of America. Member of the Board of Overseers of the Executive Council on Foreign Diplomacy, the President's Cabinet of California Polytechnic State University, the Institute of Electrical and Electronics Engineers, the Optical Society of America and the Institute of Navigation. Trustee of the Manufacturers Alliance.

  [PHOTO]    MICHAEL R. BROWN
             . Chairman and Chief Executive Officer of Litton Industries, Inc. . Age 59
             . Director since 1995
Background: Joined Litton in 1968. Chairman since March 1999 and Chief Executive Officer since March 1998; President (1995-June 2000); Chief Operating Officer (1995-1998); Executive Vice President (1995); Group Executive-Information Systems (1995-1997); Senior Vice President (1992-1995) and Group Executive-Electronic Warfare Systems (1989-1995). Member of the Board of Governors, Chairman of the Nominating Committee and member of the Executive Committee of the Aerospace Industries Association. Director of Town Hall Los Angeles and the Los Angeles World Affairs Council.

  [PHOTO]    JOSEPH T. CASEY
             . Retired Vice Chairman and Chief Financial Officer of Western
               Atlas Inc.
             . Age 69
             . Director since 1981
Background: Former Western Atlas Inc. Vice Chairman and Chief Financial Officer (1994-1996). Former Litton Vice Chairman and Chief Financial Officer (1988-1994). Director of Baker Hughes, Inc., UNOVA, Inc. and Pressure Systems, Inc. Trustee, Claremont McKenna College, RAND Center for Russia and Eurasia and Don Bosco Technical Institute.

  [PHOTO]    CAROL B. HALLETT
             . President and Chief Executive Officer of Air Transport
               Association of America
             . Age 63
             . Director since 1993
Background: President and Chief Executive Officer of Air Transport Association of America since 1995. Former Senior Government Relations Advisor, Collier, Shannon, Rill & Scott (1993-1995). Commissioner of United States Customs (1989-1993). U.S. Ambassador to the Commonwealth of the Bahamas (1986-1989). Director of Fleming Companies, Inc., Mutual of Omaha Companies and the American Association of Exporters and Importers. Member, President's Cabinet of California Polytechnic State University. Trustee, Junior Statesmen of America.

  [PHOTO]    ORION L. HOCH
             . Chairman Emeritus of Litton Industries, Inc.
             . Age 71
             . Director since 1982
Background: Former Litton Chairman of the Board (1988-1994), President (1982-
1988) and Chief Executive Officer (1986-1992). Director of UNOVA, Inc., Bessemer Trust Companies and The Bessemer Group, Inc. Trustee, Carnegie Mellon University.

  [PHOTO]    DAVID E. JEREMIAH
             . President of Technology Strategies & Alliances
             . Age 66
             . Director since 1994
Background: Technology Strategies and Alliances is a consulting firm engaged in strategic planning for telecommunications and defense industries. Retired Admiral, U.S. Navy (1994). Vice Chairman, Joint Chiefs of Staff (1990-1994). Commander-in-Chief, U.S. Pacific Fleet (1987-1990). Director of Alliant Techsystems Inc., Geobiotics, Inc., Wang Government Services, Inc. and National Committee on U.S.-China Relations. Board of Trustees, The MITRE Corporation. Board of Visitors, Northrop Grumman Corporation (Melbourne Division) and Board of Advisors, Jewish Institute for National Security Affairs. Member, ManTech International Advisory Board, the National Defense Policy Board and Congressionally Chartered Commission to Assess U.S. National Security Space Management and Organization.

  [PHOTO]    JOHN M. LEONIS
             . Chairman Emeritus of Litton Industries, Inc.
             . Age 67
             . Director since 1994
Background: Joined Litton in 1959. Chairman of the Board (1995-1999), Chief Executive Officer (1994-1998), President (1994-1995), Senior Vice President (1990-1994) and Group Executive-Navigation, Guidance and Control Systems (1988-
1993). Director of HCC Industries Inc.

  [PHOTO]    WILLIAM P. SOMMERS
             . Former President and Chief Executive Officer of SRI
               International
             . Age 67
             . Director since 1994
Background: Former Director and President, Booz-Allen & Hamilton's Technology Management Group (1963-1993). Former Executive Vice President, Iameter, Inc. (1993-1994). Director of Evergreen Solar, Inc., Pressure Systems, Inc. and AtomicTangerine. Trustee, Scudder/Kemper Mutual Funds. Member, Guckenheimer Enterprises, Inc. Advisory Board and Executive Committee of World Affairs Council, Jacksonville.

  [PHOTO]    RONALD D. SUGAR
             . President and Chief Operating Officer of Litton Industries,
               Inc.
             . Age 52
             . Director since September 2000
Background: Joined Litton in June 2000 from TRW, Inc., where he served as President and Chief Operating Officer of TRW Aerospace & Information Systems and Member of the Chief Executive Office of TRW since 1998. Joined TRW in 1981 and served as Executive Vice President and Chief Financial Officer (1994-1996) and Executive Vice President and General Manager of the TRW Automotive Electronics Group (1996-1998). Member, National Security Telecommunications Advisory Committee, Conference Board Council of Operating Executives and Board of Governors of the Aerospace Industries Association. Trustee, National Defense Industrial Association.

 [PHOTO]     C. B. THORNTON, JR.
             . President of Thornton Corporation
             . Age 58
             . Director since 1981
Background: Thornton Corporation is engaged in a variety of private investments. President of Thornton Corporation since 1981. Former managing partner of T Lazy S Ranch in Nevada (1974-1982). Former executive of Cessna Aircraft Company. Former consultant with McKinsey & Company. Member, Society of Experimental Test Pilots. Trustee, Harvard-Westlake School. Overseer, Hoover Institution and member of the Visiting Committee of the Harvard Business School.

 [PHOTO]     JAMES R. WILSON
             . Former Chairman of the Board, President and Chief Executive
               Officer of Cordant Technologies Inc.
             . Age 59
             . Director since September 2000
Background: Former Cordant Technologies Inc. Chairman of the Board, President and Chief Executive Officer (1995-2000), Director (1993-2000), President and Chief Executive Officer (1993-1995), Executive Vice President and Chief Financial Officer (1992-1993) and Vice President and Chief Financial Officer (1989-1992). Director of The BFGoodrich Company, Cooper Industries, Inc. and First Security Corporation. Chairman of the Board of Trustees, the College of Wooster.

             GENERAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

Committees of the Board

The Board has established four standing committees to assist it in carrying out its duties: the Executive Committee, the Audit and Compliance Committee, the Compensation and Selection Committee and the Nominating and Board Governance Committee.

The Executive Committee consists of Alton J. Brann (Chairman), Michael R. Brown, Joseph T. Casey and John M. Leonis. The Executive Committee exercises all powers of the Board of Directors when the full Board is not in session and supervises the management and business of Litton.

The Audit and Compliance Committee consists of C.B. Thornton, Jr. (Chairman), Joseph T. Casey, Carol B. Hallett and William P. Sommers. Each of these individuals qualifies as an "independent" director under the current listing standards of the New York Stock Exchange ("NYSE"). All members have been determined to be financially literate and have accounting or related financial management expertise in accordance with NYSE standards. The Audit and Compliance Committee acts pursuant to the Audit and Compliance Committee Charter adopted by the Board of Directors on May 18, 2000, which is attached as Annex A to this Proxy Statement. The Audit and Compliance Committee's primary function is to assist the Board in fulfilling its oversight responsibilities by regular review of Litton's financial information, systems of internal controls regarding finance, accounting, legal compliance and ethics and auditing, accounting and financial reporting processes in accord with the policies established by the Board and management.

On October 2, 2000, the Audit and Compliance Committee submitted to the Board of Directors the following report:

                     AUDIT AND COMPLIANCE COMMITTEE REPORT

(1) The Audit and Compliance Committee has reviewed and discussed with management Litton's audited financial statements as of and for the fiscal year ended July 31, 2000.

(2) The Committee also discussed with the independent auditors for Litton the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

(3) The Committee received the written disclosures and the letter from the independent auditors for Litton required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the independent auditors the independent auditors' independence from management and Litton.

(4) Based on the review and discussions referred to in paragraphs (1) through
    (3) above, the Committee recommends to the Board of Directors of Litton that the audited financial statements referred to in paragraph (1) above be included in Litton's Form 10-K for the fiscal year ended July 31, 2000 for filing with the Securities and Exchange Commission.

The members of the Audit and Compliance Committee have furnished the foregoing
                    Audit and Compliance Committee Report:

            C.B. Thornton, Jr.,
             Chairman                 Carol B. Hallett
            Joseph T. Casey           William P. Sommers

The Compensation and Selection Committee consists of David E. Jeremiah (Chairman), Carol B. Hallett, William P. Sommers and C.B. Thornton, Jr., each of whom has been determined to be an "outside director" for the purpose of
Section 162(m) of the Internal Revenue Code. The Compensation and Selection Committee reviews and recommends succession management and development and approves all elements of executive compensation for Litton's senior officers.

The Nominating and Board Governance Committee consists of Carol B. Hallett (Chairman), Alton J. Brann, Michael R. Brown and David E. Jeremiah. The Nominating and Board Governance Committee reviews and recommends policies and procedures to ensure that the Board is properly constituted and organized to carry out its statutory and fiduciary responsibilities and reviews the qualifications of all Board of Directors candidates and programs and procedures relating to the compensation, evaluation and terms of directors. During fiscal year 2000, the Nominating and Board Governance Committee nominated two new directors, Dr. Sugar and Mr. Wilson, who are standing for election as directors at the 2000 Annual Meeting. The Nominating and Board Governance Committee has reported that it will continue its efforts to identify additional qualified candidates for election to the Board of Directors and will consider as potential candidates persons recommended by stockholders. Recommendations should be submitted to the Nominating and Board Governance Committee in care of the Secretary of Litton.

Board and Committee Meetings

During fiscal year 2000, the Board of Directors of Litton held 10 meetings. The average attendance at Board meetings was approximately 99%, and attendance at committee meetings was 98.5%.

  . The Executive Committee did not hold any meetings in fiscal year 2000 and acted 10 times by unanimous written consent.

  . The Audit and Compliance Committee held six meetings in fiscal year 2000.

  . The Compensation and Selection Committee held seven meetings in fiscal year 2000 and acted five times by unanimous written consent.

  . The Nominating and Board Governance Committee held three meetings in fiscal year 2000 and acted once by unanimous written consent.

At three of its meetings during fiscal year 2000, the Board of Directors considered Litton's Rights Agreement, dated as of August 17, 1994, which was the subject of a stockholder proposal at the 1999 Annual Meeting of Stockholders. The Board reviewed the terms of the Rights Agreement, industry data, peer company information and strategic options and considered the interests of all of Litton's stockholders. Based upon its review, the Board determined that it is in the best interests of Litton's stockholders to maintain the Rights Agreement in its current form.

Director Compensation

Directors who are employees of Litton are not paid any fee or additional remuneration for services as members of the Board of Directors or any of its Committees.

  Annual Fees for Non-Employee Directors

   Non-employee directors receive the following compensation:

  . A retainer of $27,500, payable in equal quarterly installments;

  . Board and Committee (except for the Executive Committee) meeting attendance fees of $1,500 per meeting ($2,500 per meeting for the Chairman of the Committee);

  . An additional annual fee of $12,000 for members of the Executive
    Committee ($15,000 for the Chairman of the Executive Committee), payable in equal quarterly installments.

  Deferred Compensation Plan for Non-Employee Directors

Under the Litton Industries, Inc. Non-Employee Director Stock Plan (the "Director Stock Plan"), approved by the stockholders on December 3, 1998, non-employee directors may defer annual retainers and meeting fees
("Compensation") in the form of shares of Common Stock or stock options.

In addition, non-employee directors may defer Compensation in the form of cash under a deferral plan adopted by the Board in 1998. Cash deferrals bear interest at the prime rate in effect at Morgan Guaranty Trust Company, and are paid after the end of the director's Board service either as a lump sum payment or in equal annual installment payments.

Non-employee directors electing to defer their Compensation into shares of Common Stock currently receive a premium of 10% on such Compensation. On the date the Compensation would normally have been paid, Litton converts the amount of the Compensation, including the premium, into a number of stock units equal to the number of shares of Common Stock which could have been purchased at fair market value on that date. Stock units are paid in full shares of Common Stock after the end of the director's Board service.

Non-employee directors may also elect to convert their Compensation into options to purchase shares of Common Stock at fair market value on the dates on which their Compensation would otherwise be payable. The number of options granted pursuant to this election reflects a formula reviewed and approved by the Board from time to time, and are granted pursuant to the Director Stock Plan. Currently, a non-employee director who elects to convert Compensation into stock options receives a number of options equal to four times the amount of the Compensation divided by the fair market value of a share of Common Stock on the date on which the Compensation would otherwise be payable.

  Stock Options

Under the Director Stock Plan, the Board makes an initial grant of 10,000 options to each new non-employee director, and grants 2,000 options each year thereafter to each non-employee director. The Director Stock Plan authorizes the Board to make additional grants to non-employee directors, for example, to reward a director's exceptional or extraordinary services as a member of the Board or in consideration for services to Litton outside of the scope of a director's normal duties. Options under the Director Stock Plan are granted at fair market value, vest immediately upon grant and are exercisable for 10 years following the date of grant.

  Retirement Program

In 1998, the Board amended the retirement program for directors by terminating the retirement pension for future directors and preserving the pension rights of directors who were non-employee directors at that time. Such members of the Board who retire or die while in office, at or after age 65, will receive the active Board member's annual retainer fee (or, if greater, the fee in effect at the annual meeting immediately following the earlier of their retirement or death) for the shorter of ten years, the number of years as a non-employee director, or the remaining life of the director or surviving spouse. The mandatory retirement age remains 72.

Stock Ownership Guidelines

Litton implemented stock ownership guidelines in 1998 requiring that non-employee directors own a number of shares equal in value to at least four times their annual retainer fee. Directors are given three years to meet this ownership guideline.

Other Information on Directors

The following individuals receive certain retirement benefits by reason of their former employment by Litton. John M. Leonis, former Chairman of the Board, Chief Executive Officer and President of Litton, who retired on April 1, 1999, receives a monthly benefit of $48,554 in the form of a 100% joint and survivor annuity. Joseph T. Casey, former Vice Chairman of the Board of Litton, receives a monthly benefit of $27,075 in the form of a 100% joint and survivor annuity. Orion L. Hoch, a former Chairman of the Board, Chief Executive Officer and President of Litton, receives a monthly benefit of $60,391 in the form of a 100% joint and survivor annuity.

In addition, during fiscal year 2000, Mr. Casey received $12,000 as a member of Litton's Investment Committee. The Investment Committee is responsible for managing and overseeing the assets and investment choices available under certain of the Litton Retirement Plans and Litton's Financial Security and Savings Program ("FSSP"). The Investment Committee reports to the Board of Directors.

Dr. Sugar was appointed President and Chief Operating Officer of the Company pursuant to an agreement with the Company dated June 21, 2000. The agreement, which is summarized in "Employment Contracts" of this Proxy Statement and was filed with the Securities and Exchange Commission as an exhibit to the Company's Current Report on Form 8-K dated June 22, 2000, also provides that Dr. Sugar would be elected a member of the Board of Directors.

The following table sets forth, as of September 30, 2000, unless otherwise noted, certain information about the beneficial ownership of Litton Common Stock for each of Litton's directors and each executive officer named in the Summary Compensation Table of this Proxy Statement and by all directors and executive officers as a group. No director or executive officer of Litton owns shares of Litton's Series B Preferred Stock. Unless otherwise stated, the beneficial owners exercise sole voting and/or investment power over their shares.

            SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

                              LITTON COMMON STOCK

------------------------------------------------------------------------------------------
                                                 Shares Subject                Percent of
                           Shares of Common        to Options      Deferred      Class
                          Stock Beneficially   Exercisable Within Stock Units Beneficially
                          Owned as of 9/30/00  60 Days of 9/30/00   (#)(h)     Owned*(i)
------------------------------------------------------------------------------------------
Non-Employee Directors
Alton J. Brann                     3,400             16,239          1,108          *
Joseph T. Casey                   32,954(a)          82,029          1,174          *
Carol B. Hallett                     690             26,953          1,210          *
Orion L. Hoch                     89,399(b)          37,916            -0-          *
David E. Jeremiah                    500             19,500          3,610          *
John M. Leonis                    42,912            211,277            -0-          *
William P. Sommers                 1,500             20,000            -0-          *
C. B. Thornton, Jr.            1,344,874(b)(c)       36,771            -0-        3.0%
James R. Wilson                    2,000             10,000            -0-          *
Named Executive Officers
Michael R. Brown                  23,070            151,259          2,021          *
Ronald D. Sugar                   77,908(d)             -0-            -0-          *
D. Michael Steuert                 8,333(e)          14,800            -0-          *
Gerald J. St. Pe                  30,546             57,000          3,520          *
Harry Halamandaris                    33             38,800          9,554          *
Group
Directors and Executive        1,765,865(a)(b)      867,735         25,451        5.7%
Officers as a Group (20)       (c)(d)(e)(f)(g)

-------------------------------------------------------------------------------

 * Percentage of shares is given only where such percentage exceeds 1% of the Common Stock outstanding, exclusive of treasury shares, on October 13, 2000, the record date.

(a) Excludes 8,500 shares held by a charitable corporation of which Mr. Casey serves as trustee. Mr. Casey has voting and investment power with respect to such 8,500 shares and may be deemed to have incidents of beneficial ownership.

(b) Includes shares that are beneficially owned by certain family members of certain directors and officers who disclaim beneficial ownership of such shares. The shares are reported on the presumption that the individual may share voting and/or investment power because of family relationships.

(c) Excludes 25,378 shares owned by a private foundation of which Mr. Thornton is an officer and trustee. Mr. Thornton shares voting and investment power with another trustee and may be deemed to have incidents of beneficial ownership. Includes shares that are beneficially owned by a partnership of which Mr. Thornton is a general partner.

(d) Represents shares of restricted stock granted to Dr. Sugar in connection with his employment at Litton. See Summary Compensation Table and "Employment Contracts."

(e) Includes 6,222 shares of restricted stock granted to Mr. Steuert in connection with his employment at Litton. See Summary Compensation Table.

(f) Excludes 255,126 shares owned by the Litton Master Trust, which holds certain retirement funds of Litton and its subsidiaries. Mr. Casey and Mr. Steuert are members of the Investment Committee, which has sole investment and voting power, and thus may be deemed to have incidents of beneficial ownership. If these shares were included as beneficially-owned shares, then the percentage of Common Stock owned by the group would be 6.3%.

(g) Includes 50,000 shares held by the Foundation of The Litton Industries, whose President and Treasurer vote the shares and are also officers of Litton, and whose directors have investment power over the shares and are elected and may be removed by the Nominating and Board Governance Committee of the Board of Directors of Litton.

(h) Individuals with stock units in this column have elected to defer a portion of their bonus awards, and in the case of directors, of their compensation. The bonus or compensation is converted into a number of stock units equal to the number of shares of Common Stock which could have been purchased at fair market value on the date the award is made or the compensation is payable. Deferred awards are paid in full shares of Common Stock upon termination of service, death or a change of control. Although individuals may be deemed to have incidents of beneficial ownership, they do not have any voting power with respect to these units.

(i) The number of shares subject to options exercisable within 60 days of September 30, 2000 held by any indicated person or group of persons have been added to the shares of Common Stock actually outstanding as of the record date for the purpose of computing the percentage of outstanding shares owned by such person or such group of persons but not by any other stockholder.

                      COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

------------------------------------------------------------------------------------------------
Named Executive                                             Long-Term Compensation   All Other
Officers                           Annual Compensation              Awards          Compensation
------------------------------------------------------------------------------------------------
                                                                        Securities
                                               Other Annual Restricted  Underlying
Name and Principal      Fiscal Salary   Bonus  Compensation   Stock    Options/SARS
Position                 Year  ($)(a)  ($)(b)     ($)(c)      ($)(d)      (#)(e)       ($)(f)
------------------------------------------------------------------------------------------------
Michael R. Brown         2000  725,005 696,005      --            -0-        -0-       10,355
Chairman and Chief       1999  675,772 350,000      --            -0-     75,000       10,300
Executive Officer(g)     1998  497,509 570,000      --            -0-     60,000       10,839

Ronald D. Sugar          2000   53,078 600,000      --      3,510,729    150,000       11,482
President and Chief      1999       --      --      --             --         --           --
Operating Officer(h)     1998       --      --      --             --         --           --

D. Michael Steuert       2000  413,557 332,817      --            -0-        -0-      195,496
Senior Vice President    1999  184,618 303,334      --        448,940     74,000        8,169
and Chief Financial      1998       --      --      --             --         --           --
Officer(i)

Gerald J. St. Pe         2000  415,334 300,079      --            -0-        -0-        6,866
Executive Vice           1999  392,509 401,856      --            -0-     15,000        5,266
President; Chief         1998  374,454 420,992      --            -0-     12,000        5,389
Operating Officer,
Litton Ship Systems

Harry Halamandaris       2000  372,203 283,609      --            -0-        -0-        7,641
Senior Vice President;   1999  314,591 290,000      --            -0-     21,000        7,798
Group Executive,         1998  296,088 258,750      --            -0-     10,000        9,232
Advanced Electronics
------------------------------------------------------------------------------------------------

(a) The amount included for Dr. Sugar represents salary for the period June 21, 2000, when he commenced employment with Litton, through July 31, 2000.

(b) Fiscal year 2000 bonus awards are accrued in 2000 and paid in full in October 2000. The fiscal year 2000 bonus paid to Dr. Sugar includes (i) a hiring bonus of $250,000, which was paid to him when he commenced employment with Litton and (ii) a bonus of $350,000 as agreed in connection with his employment. The fiscal year 1999 bonus paid to Mr. Steuert includes a hiring bonus of $120,000, which was paid to him when he commenced employment with Litton. Mr. Halamandaris elected to defer 40% of his 2000 bonus award, and as a result of such deferral, he has been credited with 2,619 stock units in the "deferred stock units" column of the "Security Ownership of Directors and Executive Officers" table of this Proxy Statement.

(c) For each year, excludes perquisites and other personal benefits, securities or property which, in the aggregate, do not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus for each named executive officer.

(d) Based on the price of Litton's Common Stock on the date of grant. The value and number of restricted stock holdings of the named executive officers on September 30, 2000 (based on the closing price for the Company's Common Stock of $44.6875 on September 29, 2000) were as follows:
    Dr. Sugar, $3,481,514 (77,908 shares), and Mr. Steuert, $278,046 (6,222 shares). In connection with his employment as President and Chief Operating Officer of Litton, Dr. Sugar received 77,908 shares of restricted stock on June 21, 2000 pursuant to restricted stock agreements dated as of June 21, 2000, 12,710 of which vest in equal installments over a five-year period beginning on the first anniversary of the grant date and on each of the next four anniversaries of the grant date, and 65,198 shares of which vest in equal installments over a seven-year period beginning on the first anniversary of the grant date and on each of the next six anniversaries of the grant date. The shares of restricted stock granted to Dr. Sugar will vest immediately upon the occurrence of certain events related to death, disability, termination of employment, constructive termination or a change in control of Litton. In connection with his employment as Senior Vice President and Chief Financial Officer of Litton, Mr. Steuert received 8,333 shares of restricted stock on February 15, 1999 pursuant to restricted stock agreements dated as of February 15, 1999, 5,000 of which vest in equal installments over a five-year period beginning on the first anniversary of the grant date and on each of the next four anniversaries of the grant date, and immediately upon termination of employment by reason of death or disability or termination without cause, or upon a change in control of Litton, and 3,333 of which vest in equal installments over a three-year period beginning on the first anniversary of the grant date and on each of the next two anniversaries of the grant date, and immediately upon termination of employment by reason of death or disability or upon a change in control of Litton. Dr. Sugar and Mr. Steuert are entitled to vote these shares of restricted stock and to receive any dividends declared and paid on the shares.

(e) No stock appreciation rights were granted to the named executive officers. With the exception of Dr. Sugar, no stock options were issued to the named executive officers during fiscal 2000. Grants of stock options to Dr. Sugar were made in accordance with his employment agreement. See "Employment Contracts." The following grants of stock options under the 1984 Plan were made to the named executive officers in September 2000: Mr. Brown, 80,500; Dr. Sugar, 50,000 (in accordance with his employment agreement); Mr. Steuert, 35,000; Mr. St. Pe, 16,000; and Mr. Halamandaris, 15,000.

(f) Included in this column for fiscal year 2000 are the following: (i) Litton's matching contributions under the Litton Financial Security and Savings Program ("FSSP") for the accounts of Mr. Brown, $2,137; Mr. Steuert, $2,690; Mr. St. Pe, $3,400; and Mr. Halamandaris, $1,980; (ii) taxable amounts imputed under various life insurance arrangements provided by Litton for Mr. Brown, $5,328; Mr. St. Pe, $3,466; and Mr. Halamandaris, $3,034; (iii) taxable amounts representing interest imputed to the holder of the loans described in "Indebtedness of Management to Litton" below:
    Mr. Brown, $2,890; Mr. Steuert, $3,551; and Mr. Halamandaris, $2,627; and
    (iv) the amounts of $11,482 and $189,255 paid to Dr. Sugar and Mr. Steuert, respectively, in connection with their relocations to Litton, including a provision for income taxes on these relocation allowances.

(g) Mr. Brown also served as President of Litton until June 21, 2000.

(h) Dr. Sugar was elected President and Chief Operating Officer of Litton, effective June 21, 2000.

(i) Mr. Steuert was elected Senior Vice President and Chief Financial Officer of Litton, effective February 15, 1999.

The following table provides information about grants of performance-based restricted stock made by Litton under the 1984 Long-Term Stock Incentive Plan, as amended and restated (the "1984 Plan"), during fiscal year 2000 to each of the named executive officers in the Summary Compensation Table.

Long-Term Incentive Plan Awards in 2000 Fiscal Year

----------------------------------------------------------------------------------
                                                         Estimated future payouts
                                                          under non-stock price-
                             Individual Grants                 based plans
----------------------------------------------------------------------------------
                       Number of       Performance or
                    shares, units or other period until
                      other rights     maturation or    Threshold  Target  Maximum
Name                     (#)(1)          payout(2)      ($ or #)  ($ or #)   (#)
----------------------------------------------------------------------------------
Michael R. Brown         15,000          1999-2001          (3)      (3)   15,000
Ronald D. Sugar            (4)                  --          --       --        --
D. Michael Steuert        5,400          1999-2001          (3)      (3)    5,400
Gerald J. St. Pe          5,400          1999-2001          (3)      (3)    5,400
Harry Halamandaris        4,900          1999-2001          (3)      (3)    4,900

-------------------------------------------------------------------------------
(1) A grantee does not have the right to vote the performance-based restricted stock or to receive any dividends declared or paid on Litton Common Stock. In addition to the shares awarded in fiscal year 2000, in September 2000 Litton made the following maximum grants of performance-based restricted stock under the 1984 Plan to the named executive officers: Mr. Brown, 16,500; Dr. Sugar, 13,700; Mr. Steuert, 5,900; Mr. St. Pe, 5,600; and Mr.
    Halamandaris, 5,600.

(2) Shares of the performance-based restricted stock vest on the third anniversary of the award date, provided that the grantee is still employed by Litton on that date and Litton meets the prescribed performance requirements set forth in the Litton Industries, Inc. Performance-Based Restricted Stock Agreement.

(3) The number of shares of Litton Common Stock that a grantee can earn is based upon the three-year internal sales growth of Litton and Cash Flow Return on Investment ("CFROI") performance objectives, adjusted annually for certain significant events such as acquisitions and mergers. Earn-outs over the three-year period range from 0% to 100% of the shares of performance-based restricted stock awarded to a grantee. In the event of death, disability or retirement of a grantee prior to vesting of the performance-based restricted stock, awards may be prorated and made at the end of the three-year performance period at the discretion of the Compensation and Selection Committee. In the event of a change in control of Litton, shares of performance-based restricted stock will vest immediately.

(4) Dr. Sugar was elected President and Chief Operating Officer of Litton, effective June 21, 2000.

The following table provides information on option grants to purchase shares of Litton Common Stock made by Litton during fiscal year 2000 to each of the named executive officers in the Summary Compensation Table. Litton did not grant any stock appreciation rights to the named executive officers during fiscal year 2000.

Option Grants in 2000 Fiscal Year
-------------------------------------------------------------------------------

                                                             Potential Realizable Value At
                                                             Assumed Annual Rates of Stock
                                                             Price Appreciation for Option
                               Individual Grants                        Term(4)
------------------------------------------------------------------------------------------
                                 % Of
                                 Total
                    Number of   Options
                    Securities  Granted  Exercise             Hypothetical   Hypothetical
                    Underlying    to      Price              Value realized Value realized
                     Options   Employees   Per                at 5% stock    at 10% stock
                     Granted   in Fiscal  Share   Expiration  appreciation   appreciation
Name                  (#)(1)    Year(2)   ($)(3)     Date         ($)            ($)
------------------------------------------------------------------------------------------
Michael R. Brown         -0-      -0-        -0-        --            --              --

Ronald D. Sugar      150,000      45%    45.4063   6/21/10     4,283,367      10,854,892

D. Michael Steuert       -0-      -0-        -0-        --            --              --

Gerald J. St. Pe         -0-      -0-        -0-        --            --              --

Harry Halamandaris       -0-      -0-        -0-        --            --              --

-------------------------------------------------------------------------------

(1) Dr. Sugar received aggregate grants of 150,000 non-qualified stock options under the 1984 Plan on the date of his employment by Litton. The options were granted at fair market value and vest in equal installments over a five-year period. The term of each option is 10 years, subject to earlier termination upon the occurrence of certain events related to death, disability or termination of employment. The options fully vest and become exercisable upon the earliest to occur of (i) the expiration of five years following the date of grant, or (ii) certain events related to death, disability, termination of employment or a change in control of Litton. See "Employment Contracts" below. With the exception of Dr. Sugar, no stock options were issued to the named executive officers during fiscal 2000. In September 2000, the following grants of stock options under the 1984 Plan were made to the named executive officers: Mr. Brown, 80,500; Dr. Sugar, 50,000 (in accordance with his employment agreement); Mr. Steuert, 35,000; Mr. St. Pe, 16,000; and Mr. Halamandaris, 15,000.

(2) Litton granted options to purchase 330,610 shares to employees in fiscal year 2000, including the grants to Dr. Sugar.

(3) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already-owned shares and/or by offset of the underlying shares, subject to certain conditions.

(4) These amounts, based on assumed appreciation rates of the 5% and 10% rates prescribed by Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of Litton Common Stock. The actual value of the options will depend on the market value of Litton Common Stock.

The following table provides information on option exercises in fiscal year 2000 by each of the named executive officers in the Summary Compensation Table and the values of each of such officer's unexercised options at July 31, 2000. There were no stock appreciation rights exercised or outstanding.

  Aggregated Option Exercises in 2000 Fiscal Year and Fiscal Year-End Option
                                    Values
-------------------------------------------------------------------------------

                                            Number of Securities           Value of Unexercised In-
Name                  Shares               Underlying Unexercised            the-Money Options at
                    Acquired on  Value   Options at July 31, 2000(#)         July 31, 2000($)(b)
                     Exercise   Realized ----------------------------------------------------------
                      (#)(a)     ($)(a)  Exercisable     Unexercisable    Exercisable Unexercisable
---------------------------------------------------------------------------------------------------
Michael R. Brown         --        --            151,259          124,600  1,197,541      76,724
Ronald D.Sugar           --        --                -0-          150,000        -0-     464,055
D. Michael Steuert       --        --             14,800           59,200        -0-         -0-
Gerald J. St. Pe         --        --             57,000           27,000    609,675      18,112
Harry Halamandaris       --        --             35,100           32,900    235,542      86,080
---------------------------------------------------------------------------------------------------

(a) None of the named executive officers exercised stock options during the fiscal year ending July 31, 2000.

(b) Based on the difference between $48.50 (the average of the high and low market price of the Common Stock covered by in-the-money options on July 31, 2000) and the exercise price.

Retirement Benefits

  The FSSP and Related Retirement Plans

Litton's Financial Security and Savings Program ("FSSP") is a defined contribution plan intended to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Participation in the FSSP is generally available to U.S. employees of Litton's corporate offices and participating subsidiaries and divisions. Except for Dr. Sugar, all of the named executive officers in the Summary Compensation Table participate in the FSSP.

Prior to January 1, 2000, the first 1% to 4% of pay that a participant elected to deposit to the FSSP created an annual retirement benefit payable at age 65 equal to the greater of (a) 60% of such deposits, or (b) 85% of such deposits, less 75% of estimated Social Security primary insurance. The retirement benefit is payable as an annuity and is reduced by the actuarial equivalent of any elected lump sum distribution of the deposits, as adjusted for earnings or losses. Participants could deposit an additional 1% to 16% of pay into the Savings Account portion of the FSSP and receive a 50% Company match on the first 1% to 4% of those deposits.

Effective January 1, 2000, Litton provides a 50% Company match on the first 1% to 4% of pay that a participant elects to deposit to the FSSP, which creates an annual retirement benefit payable at age 65 equal to the greater of (a) 60% of such deposits, or (b) 85% of such deposits, less 75% of estimated Social Security primary insurance. The retirement benefit is payable as an annuity and is reduced by the actuarial equivalent of any elected lump sum distribution of the deposits, as adjusted for earnings or losses. Participants may deposit an additional 1% to 16% of pay into the Savings Account portion of the FSSP. For any calendar year, a participant's deposits in the FSSP may not exceed the maximum deferral amount prescribed by Section 401(k) of the Code or, if less, 20% of a participant's annual compensation. Beginning on January 1, 2001, Litton will increase its matching contribution to 50% of the first 1% to 6% of pay that a participant elects to deposit to the FSSP.

  Restoration Plan

The Litton Industries, Inc. Restoration Plan (the "Restoration Plan") is an unfunded, nonqualified retirement plan that restores company-provided retirement benefits and FSSP company-matching contributions, which an FSSP participant could have received if it were not for the limitations prescribed by the Code. Such benefit is payable from Litton's general assets as an annuity at normal retirement.

The following table sets forth the current estimated annual retirement benefits of the named executive officers, assuming their continued maximum participation in the above described plans, retirement at age 65 and election of a single life annuity.

           -----------------------------------------------
                                          Company-Provided
        Name                Total Pension     Portion
           -----------------------------------------------

        Michael R. Brown      $450,310        $404,071

        Ronald D. Sugar        635,972         615,943

        D. Michael Steuert     401,572         381,809

        Gerald J. St. Pe       391,794         333,309

        Harry Halamandaris     126,912         118,684
           -----------------------------------------------

  Supplemental Plan

The Litton Industries, Inc. Supplemental Executive Retirement Plan ("SERP") is an unfunded, nonqualified defined benefit retirement plan that provides certain key employees of Litton with supplemental retirement benefits. The SERP was amended and restated as of August 1, 2000 for all SERP participants who were actively employed by Litton on that date. For purposes of this summary, the amended and restated SERP is referred to as the "New SERP" and the prior SERP is referred to as the "Old SERP". SERP participants who terminated employment prior to August 1, 2000 will have their SERP benefits governed by the Old SERP. Individuals who become SERP participants on or after August 1, 2000 will have their SERP benefits governed by the New SERP. All other SERP participants will receive the greater of the benefits provided under the Old SERP or the New SERP.

In general, under the Old SERP, participants must be at least age 50, and vesting occurs when a participant reaches age 60 and has at least fifteen years of service with Litton. The Old SERP retirement benefit is determined based on a participant's average earnings (for the highest three twelve-month periods out of their last 60 months of compensation) and years of service since the later of age 40 or the date of hire (up to a maximum of 25 years). Under the Old SERP, the credited years of service at September 30, 2000, of the named executive officers are as follows: Mr. Brown, 19 years; Dr. Sugar, 0 years; Mr. Steuert, 1 year; Mr. St. Pe, 20 years; and Mr. Halamandaris, 5 years. Litton will credit the following named executive officers with additional years of service for benefit accrual purposes under the Old SERP as follows: Dr. Sugar, 5 years at date of hire; Mr. Steuert, 10 years at date of hire; and Mr. Halamandaris, 14 years at age 65.

The following table indicates the approximate annual benefit that would be received by a participant in the Old SERP, based on the following assumptions:
(i) retirement at age 65 and (ii) payment as a single life annuity. Such benefit would be reduced by the Social Security benefit and the greater of the maximum amount of Litton-provided pension benefits that the employee either actually accrued or could have accrued under other Litton-sponsored retirement plans (for those who have never participated in a Litton defined benefit pension plan).

                -----------------------------------------
                   Pension Plan Table (Old SERP)
                -----------------------------------------
                                    Years of Service
           Remuneration        --------------------------
           (Average Earnings)    15      20    25 or more
                -----------------------------------------

                 200,000       $53,215 $70,954 $  88,692

                 400,000       119,215 158,954   198,692

                 600,000       185,215 246,954   308,692

                 800,000       251,215 334,954   418,692

               1,000,000       317,215 422,954   528,692

               1,200,000       383,215 510,954   638,692

               1,400,000       449,215 598,954   748,692

               1,600,000       515,215 686,954   858,692

               1,800,000       581,215 774,954   968,692

               2,000,000       647,215 862,954 1,078,692

                ----------------------------------------------

Under the New SERP, there is no minimum age limit for participants, and vesting occurs when a participant reaches age 55 and has at least five years of service with Litton. The New SERP retirement benefit is determined based on a participant's average earnings for the highest three calendar year periods out of their final 10 calendar years of employment and years of service (up to a maximum of 25 years) since date of hire. Under the New SERP, the credited years of service at September 30, 2000, of the named executive officers are as follows: Mr. Brown, 25 years; Dr. Sugar, 0 years; Mr. Steuert, 1 year; Mr. St. Pe, 25 years; and Mr. Halamandaris, 5 years. Litton will credit Mr. Steuert with an additional 10 years of service at date of hire and Mr. Halamandaris with that number of additional years of service at age 65 necessary to give him a benefit no less than he would receive under the Old SERP calculated using the additional 14 years of service granted under the Old SERP.

The following table indicates the approximate annual benefit that would be received by a participant in the New SERP, based on the following assumptions:
(i) retirement at age 65 and (ii) payment as a single life annuity. Such benefit would be reduced by the Social Security benefit and the greater of the maximum amount of Litton-provided pension benefits that the employee either actually accrued or could have accrued under other Litton-sponsored retirement plans (for those who have never participated in a Litton defined benefit pension plan).

                -----------------------------------------
                   Pension Plan Table (New SERP)
                -----------------------------------------
                                    Years of Service
           Remuneration        --------------------------
           (Average Earnings)    15      20    25 or more
                -----------------------------------------

                 200,000       $82,500 $95,000 $ 100,000

                 400,000       165,000 190,000   200,000

                 600,000       247,500 285,000   300,000

                 800,000       330,000 380,000   400,000

               1,000,000       412,500 475,000   500,000

               1,200,000       495,000 570,000   600,000

               1,400,000       577,500 665,000   700,000

               1,600,000       660,000 760,000   800,000

               1,800,000       742,500 855,000   900,000

               2,000,000       825,000 950,000 1,000,000

                ----------------------------------------------

Change in Control Agreements

Litton is a party to change in control agreements with all of the named executive officers in the Summary Compensation Table. The agreements become operative only upon the occurrence of one of the following events: (1) a change in the majority of the members of Litton's Board of Directors;
(2) acquisition by a third party of at least 30% of Litton's outstanding voting stock, other than as a result of a repurchase by Litton of its voting stock; (3) a merger, reorganization or consolidation of Litton with another party (other than certain limited types of mergers); (4) a sale or disposition of substantially all of Litton's assets; or (5) stockholder approval of the liquidation or dissolution of Litton. Each change in control agreement provides that for three years after a change in control there will be no adverse change in the executive's salary, bonus opportunity, benefits or location of employment. If, during this three-year period, the executive's employment is terminated by Litton other than for cause, the executive terminates his or her employment for good reasons, as defined in the agreements, or the executive voluntarily leaves during the 30-day period following the first anniversary of the change in control, the executive is entitled to receive an accrued salary and annual incentive payment through the date of termination and a lump sum severance payment equal to three times the sum of the executive's base salary and annual bonus. Litton will also provide the executive with certain pension credits, insurance and other welfare plan benefits.

The Old SERP, the New SERP and the Restoration Plan provide that in the event of a change in control, all participants in such plans become fully vested in their benefits and Litton becomes obligated to fund a trust with sufficient assets to adequately satisfy the liabilities of the SERP and the Restoration Plan. The Compensation and Selection Committee of the Board may direct Litton to pay the benefits from such trust either as a lump sum payment based upon certain actuarial factors or to pay the benefits monthly as an annuity. The assets of such trusts would be subject to the claims of Litton's creditors in the event of the insolvency or bankruptcy of Litton.

Employment Contracts

In June 2000, Litton entered into an employment agreement with Dr. Sugar, pursuant to which he was appointed President and Chief Operating Officer of Litton. Litton also agreed that he would be elected a member of the Board of Directors and that on or before December 31, 2001, he would be elected Chief Executive Officer of Litton. It is also contemplated, according to the agreement, that by December 31, 2002 or within a reasonable period thereafter, when Litton's strategic status and management team support this additional position, Dr. Sugar will be elected Chairman of the Board.

Dr. Sugar's initial annual salary was $600,000, with an increase effective October 1, 2000. He received a hiring bonus of $250,000 and a guaranteed incentive bonus of $350,000 for fiscal year 2000. For fiscal year 2001 and fiscal years thereafter, he will participate in Litton's annual incentive plan with a bonus target for the chief operating officer of 100% of annual salary, with actual payouts ranging from 0% to 125% of the maximum opportunity. The incentive bonus structure will not at any time be less favorable to Dr. Sugar than the structure for fiscal year 2001, unless the Board of Directors changes the structure for all executives.

In addition, Dr. Sugar was granted 150,000 non-qualified stock options on June 21, 2000, which vest in equal installments over a five-year period. The exercise price is the fair market value of the Common Stock on the date of grant. Litton also agreed that he would be eligible for a stock option grant of at least 43,000 stock options in September 2000. All of the options will be granted under the 1984 Plan and have a ten-year term. Any unvested options will vest upon a termination of employment without cause, constructive termination without cause, death or disability, or a change in control of Litton. Dr. Sugar will have at least two years to exercise any of the options, subject to the end of the stated term of the foregoing options. He will also be eligible for grants of other stock options under the 1984 Plan or successor plans.

In September 2000, Litton also gave Dr. Sugar the right to receive 13,700 shares of performance-based restricted stock under the 1984 Plan at the maximum level. The actual number of shares will depend on Litton's achievement of certain cash flow return on investment and internal revenue growth goals for the three-year period ending July 31, 2003. Any unvested restricted stock will become vested and exercisable upon a termination of employment without cause, constructive termination without cause, death or disability, or a change in control of Litton.

As compensation for stock, options and benefits under certain TRW, Inc. plans which Dr. Sugar forfeited upon termination of his employment with TRW, Litton awarded Dr. Sugar (i) 65,198 shares of restricted stock that vest over seven years in equal installments on each of the first seven anniversary dates of his date of hire, provided that he is employed by Litton on the respective date; (ii) 12,710 shares of restricted stock that vest over five years in equal installments on each of the first five anniversary dates of his date of hire, provided that he is employed by Litton on the respective date; (iii) 175,000 non-qualified stock options in two grants: 100,000 on June 21, 2000 and 75,000 on August 1, 2000, which vest in equal installments over a five-year period and have a ten-year term, subject to the terms of the 1984 Plan;
(iv) in September 2000, an additional 13,700 shares of performance-based restricted stock subject to the fulfillment of certain criteria over a two-year performance period ending July 31, 2002; (v) an additional annual incentive payable in 2001 with a target amount of $571,975, with the actual amount to be paid based on an agreed-upon goal achievement ranging from 0% to 150% of the target amount; (vi) effective January 1, 2001, a $627,090 credit into a deferred compensation account under a proposed Litton Executive Deferred Compensation Plan, or a payment of $822,000 if such Plan is not approved; (vii) a credit of five additional years of service for vesting under the SERP; and (viii) the right to receive additional benefits upon termination after age 55, if his vested benefits under the SERP and Litton's defined benefit pension plan are less than those projected as of the date of hire under the TRW pension plan.

The agreement also provides for the granting of a change in control employment agreement for three years following a change in control event, and relocation assistance. Dr. Sugar will receive special severance benefits if he is not elected to the Board of Directors or elected Chief Executive Officer or is terminated without cause prior to December 31, 2001, including a cash payment of $5,000,000, the vesting of restricted stock and stock options and certain other benefits. The special severance benefits will terminate when Dr. Sugar is elected to the Board and as Chief Executive Officer.

Indebtedness of Management to Litton

As a form of additional incentive, Litton provides loans to certain key employees. Under Litton's incentive loan program, unsecured loans, not to exceed an aggregate of $6,000,000 outstanding at any one time, may be made to not more than 50 employees and may not exceed the annual base salary of the borrower. These loans presently bear interest at the rate of 4% per annum and are payable on Litton's demand, or upon (i) termination of the borrower's employment or (ii) December 31, 2001, whichever occurs first. Granting of loans to executive officers, including the named executive officers, requires the approval of the Compensation and Selection Committee.

Under the program, loans in an aggregate principal amount of $1,845,000 were outstanding as of September 18, 2000, to the following executive officers of
Litton: Mr. Brown, $275,000; Mr. Halamandaris, $250,000; Timothy G. Paulson, $150,000; John E. Preston, $170,000; Mr. Steuert, $400,000; and Dr. Sugar,
$600,000. The total of these amounts also represents the largest aggregate amount outstanding since August 1, 1999.

              REPORT OF THE COMPENSATION AND SELECTION COMMITTEE

The Compensation and Selection Committee of the Board of Directors (the "Committee") establishes the salaries and other compensation of the executive officers of Litton, including its CEO and the other individuals listed in the "Summary Compensation Table" ("Named Executive Officers"). The Committee consists entirely of non-employee directors.

Compensation Philosophy and Components

Litton's executive compensation program is designed to:

  . provide the level of total compensation necessary to attract and retain executives in its industries;

  . link compensation to Litton's performance and to the interests of stockholders;

  . recognize both individual and team performance through incentive compensation programs;

  . balance rewards for short-term versus long-term results; and

  . encourage executives to make a long-term career commitment to Litton and its stockholders.

The program consists of, and is intended to balance, three elements: (1) base salaries payable in cash; (2) annual performance awards payable in cash or stock or a combination of both; and (3) long-term, stock-based incentive awards. The market data used by the Committee to administer the executive compensation program is provided through surveys conducted by external compensation consultants and presented to the Committee annually as part of the determination of the succeeding year's executive compensation structure.


  Salaries

The Committee determines the salary ranges for each of the executive officer positions based upon the scope, level and strategic impact of the position, and on the pay level for similarly positioned executive officers in comparable companies. Annual base salary is designed to compensate executives for ongoing performance throughout the year.

  Annual Performance Awards

The Committee administers annual performance awards under the Annual Incentive Plan which were approved by the Committee pursuant to Litton's Performance Award Plan approved by Litton's stockholders in 1996. Annual performance awards are generally based on Litton's financial results as measured against pre-determined targets. Awards are payable in full in October following the end of the fiscal year for which the awards are granted. In November 1999, the Committee established a Fiscal Year 2000 Annual Incentive Plan, which established performance objectives (such as sales, earnings per share or operating profit, cash flow return on investment ("CFROI") and free cash flow) for approximately 450 eligible participants, including the Named Executive Officers.

At the beginning of each fiscal year, the Committee sets the financial performance objectives and each participant is assigned a percentage of his or her base salary as the target of his or her bonus award. A participant's bonus award is calculated at the end of the fiscal year based upon the participant's individual achievement and the attainment of financial objectives by his or her group or division. Certain senior executive officers, including three of the Named Executive Officers, receive annual performance awards based solely upon pre-determined financial objectives. In determining the level of awards following the fiscal year end, the Committee reviews the accomplishments and achievements of management as well as the financial performance of Litton during that past year.

Based upon the actual performance of Litton during the 2000 fiscal year, the performance goals were met at a level that would have entitled the corporate participants, including corporate executive officers and two of the Named Executive Officers (excluding Dr. Sugar who received a guaranteed bonus in accordance with his employment agreement), to receive an award equal to approximately 104% of their base salaries. Under the Performance Award Plan, the Committee has discretion to approve appropriate adjustments to the performance objective if the Committee determines that external changes or other unanticipated business conditions have materially affected the fairness of the performance objective. In that regard, the Committee analyzed Litton's 2000 financial results and decided to apply a formula which would correlate the bonuses with Litton's operating results and therefore substantially reduced the maximum bonus amounts which would have been paid under the achievement of corporate performance goals. Bonus awards to the corporate executive officers would have totaled $4,099,275, but, following the adjustment by the Committee, bonus awards totaling $3,446,573 were approved.

  Long-Term Stock Incentives

The principal component of long-term compensation is stock options granted annually. The Committee grants stock options pursuant to Litton's regular stock options program, and sets guidelines for the number and terms of such grants based on peer group data and Litton's business objectives. Options granted by the Committee are at fair market value, and generally become exercisable in cumulative installments over a period of five years.

During fiscal year 2000, a total of 330,610 stock options (including 150,000 options granted to Dr. Sugar in June 2000 as required by his employment agreement) were granted to participants under the 1984 Plan. In September 2000 (after the end of the 2000 fiscal year), the Committee awarded options to purchase 1,282,300 shares to approximately 600 holders under the 1984 Plan. Of the stock options awarded in September 2000, Named Executive Officers received options to purchase shares as follows: Mr. Brown, 80,500; Dr. Sugar, 50,000; Mr. Steuert, 35,000; Mr. St. Pe, 16,000; and Mr. Halamandaris, 15,000. Dr. Sugar also received a grant of options to purchase 75,000 shares on August 1, 2000 in accordance with the terms of his employment agreement.

In fiscal year 2000, the Committee also decided to grant performance-based restricted stock under the 1984 Plan allowing participants to earn a maximum of 45,400 shares of Litton Common Stock based upon three-year internal sales growth and CFROI performance objectives approved by the Committee. In September 2000 the Committee granted performance-based restricted stock to 16 participants who will be eligible to receive a maximum of 78,750 shares based upon three-year internal sales growth and CFROI performance objectives. Of these shares, Named Executive Officers were granted the following maximum number of shares of performance-based restricted stock: Mr. Brown, 16,500; Dr. Sugar, 13,700; Mr. Steuert, 5,900; Mr. St. Pe, 5,600 and Mr. Halamandaris, 5,600. The Committee also granted to Dr. Sugar a maximum of 13,700 shares of performance-based restricted stock that will vest on July 31, 2002 based upon performance objectives, measured upon two-years' internal sales growth and CFROI. This grant to Dr. Sugar in September 2000 was made in accordance with the terms of his employment agreement.

Shares of performance-based restricted stock generally vest at the end of a three-year period upon achievement of prescribed performance objectives determined by the Committee. The Committee has determined that grants of performance-based restricted stock will continue as a component of Litton's long-term compensation program.

The Committee's decisions concerning the fiscal year 2000 compensation elements for the executive officers were made within this broad framework and in light of each executive officer's level of responsibility, performance, current salary, prior-year bonus and other compensation awards. The Committee's specific decisions involving fiscal year 2000 compensation were ultimately based upon the Committee's judgment about the individual executive officer's performance and potential future contributions, and whether each particular payment or award would provide an appropriate reward and incentive for the executive to sustain and enhance Litton's long-term performance.

Compensation of the Chief Executive Officer

Mr. Brown became Chief Executive Officer in March 1998, and Chairman of the Board in March 1999. He also served as President until June 21, 2000. Mr. Brown's total annual compensation earned for the 2000 fiscal year, including salary and annual performance award, was $1,421,010. The Committee considered four factors in determining Mr. Brown's total compensation: (1) a review of the total compensation of CEOs at Litton's peer group of companies and comparative general industry data; (2) Litton's performance during the 1999 fiscal year to determine fiscal year 2000 salary; (3) Litton's performance during the 2000 fiscal year to determine his annual performance award; and
(4) Mr. Brown's contributions to Litton's performance.

During fiscal year 2000, Mr. Brown's salary was $725,005, which reflected additional compensation which was adjusted in March 1999 in recognition of his additional duties as Chairman of the Board. Based on Litton's performance for fiscal year 2000, Mr. Brown received an annual performance award of $696,005. In determining Mr. Brown's performance award, the Committee considered the achievements highlighted above under the heading "Annual Performance Awards" and his contribution to those achievements. As noted above, the amount of Mr. Brown's performance award was reduced because of the Committee's adjustment of 2000 financial performance targets following the end of the fiscal year.

During the 2000 fiscal year, Mr. Brown received a grant of a maximum of 15,000 shares of performance-based restricted stock. In September 2000, Mr. Brown received a grant of options to purchase 80,500 shares of Litton Common Stock and a grant of a maximum of 16,500 shares of performance-based restricted stock.

Tax Policy

The Committee has reviewed the potential consequences for Litton of Section 162(m) of the Internal Revenue Code, which imposes a limit on tax deductions for annual compensation in excess of $1 million paid to any of the Named Executive Officers. Litton has designed its executive compensation programs to preserve its ability to deduct compensation paid to executives under these programs. The Committee intends to weigh the benefits of full deductibility with the objectives of the executive compensation program and, if the Committee believes to do so is in the best interests of Litton and its stockholders, it may make compensation arrangements which may not be fully deductible under Section 162(m). This provision did not have a material impact on Litton during the 2000 fiscal year.

    The foregoing report has been furnished by the following members of the
                                 Compensation
                           and Selection Committee:

         David E. Jeremiah, Chairman      William P. Sommers
         Carol B. Hallett                 C.B. Thornton, Jr.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Based on information available to it, Litton believes that the following persons held beneficial ownership of more than 5% of the outstanding shares of Common Stock as of the Record Date:

      -----------------------------------------------------------------
                                         Amount and Nature  Percent of
       Name and Address                    of Beneficial   Class (as of
       of Beneficial Owner                   Ownership     Record Date)
      -----------------------------------------------------------------

       Unitrin, Inc.
       One East Wacker
        Drive
       Chicago, IL
        60601                              12,657,764(a)      27.9%

       Sanford C. Bernstein & Co., Inc.
       767 Fifth Avenue
       New York, NY
        10153                               4,109,975(b)       9.1%
      -----------------------------------------------------------------

(a) Unitrin, Inc. ("Unitrin") has reported in a filing with the SEC on
    Schedule 13D that, as of October 5, 1995, shares of Litton's Common Stock are owned by Unitrin (1,827,893 shares) and two of its subsidiaries, Trinity Universal Insurance Company (5,378,883 shares) and United Insurance Company of America (5,450,988 shares). Unitrin reported that such subsidiaries each share voting and dispositive power with Unitrin over the shares respectively reported by them.

(b) Sanford C. Bernstein & Co., Inc. ("Bernstein") has reported in a filing with the SEC on Form 13F that, as of June 30, 2000, it exercises investment discretion with respect to accounts holding Litton Common Stock. Bernstein reported that it exercises sole voting power over 468,406 shares, and sole dispositive power over all of the shares.

                               PERFORMANCE GRAPH

              (COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*)

The following graph illustrates the performance of Litton Common Stock over the five-year period from August 1, 1995 through July 31, 2000, compared to the performance of the Standard & Poor's 500 Index ("S & P 500 Index") and the Standard & Poor's Aerospace/Defense Index ("S & P Aerospace/Defense Index"):


--------------------------------------------------------------------------
                                  1995   1996   1997   1998   1999   2000
--------------------------------------------------------------------------
  Litton                         100.00 111.69 134.90 148.86 178.57 128.41
  S & P 500 INDEX                100.00 116.57 177.35 211.55 254.29 277.12
  S & P AEROSPACE/DEFENSE INDEX  100.00 129.76 183.87 139.72 146.26 145.55
--------------------------------------------------------------------------

--------
* Assumes $100 invested on August 1, 1995 in Litton's Common Stock, the S&P 500 Index and the S&P Aerospace/Defense Index (dividends reinvested).

           ITEM TWO: PROPOSAL TO APPROVE THE LITTON INDUSTRIES, INC.
                      2000 LONG-TERM STOCK INCENTIVE PLAN

There will be presented to the Annual Meeting a proposal to adopt the 2000 Litton Industries, Inc. Long-Term Stock Incentive Plan (the "2000 Plan"). The 2000 Plan is intended to help Litton attract, retain and provide appropriate incentives for employees who are in a position to contribute materially to increasing the stockholder value of Litton. The availability of the 2000 Plan will give Litton greater flexibility to provide key employees with meaningful awards and incentives commensurate with their contributions and competitive with those offered by other employers. The 2000 Plan also aligns the employee's long-term interest to that of the stockholders and encourages long-term retention of stock ownership in Litton. The 2000 Plan will replace the Litton Industries, Inc. 1984 Long-Term Stock Incentive Plan, as amended and restated (the "1984 Plan"), which was initially approved by the stockholders on December 6, 1984 and which, by its terms, expires on October 15, 2001.

As of the date of this Proxy Statement, 541,506 shares of Common Stock remained available for awards under the 1984 Plan, and options to purchase 5,143,086 shares of Common Stock granted under the 1984 Plan remained unexercised, 2,052,869 of which were exercisable.

In addition, as of the date of this Proxy Statement, 402,008 shares of Common Stock remained available for awards under the Non-Employee Director Stock Plan and options to purchase 57,992 shares of Common Stock remained unexercised, all of which were exercisable. Options to purchase 135,500 shares of Common Stock granted under the Litton Industries, Inc. Director Stock Option Plan, which was replaced by the Non-Employee Director Stock Option Plan, remained unexercised as of the date of this Proxy Statement, all of which were exercisable.

The 2000 Plan provides for the grant to officers and other key employees of Litton and its subsidiaries of incentive awards in the form of stock options, stock appreciation rights (which options and rights may be granted in tandem with each other), or restricted stock. Such options may be either options intended to qualify for federal income tax purposes as "incentive stock options" or options not qualifying for favorable tax treatment ("nonstatutory options"). The 2000 Plan does not permit the repricing of outstanding stock options. No participant may be granted incentive awards in any one fiscal year covering more than 250,000 shares of Common Stock.

The Board of Directors at its September 21, 2000 meeting adopted the 2000 Plan, subject to the approval of the stockholders at the Annual Meeting. The Board of Directors recommends that stockholders vote for this proposal. Following the approval of the 2000 Plan by the stockholders, no further awards will be made under the 1984 Plan and the 1984 Plan will be terminated. If the stockholders fail to approve the proposed 2000 Plan at the Annual Meeting, the 1984 Plan will continue. The full text of the proposed 2000 Plan is attached as Annex B to this Proxy Statement. The essential features of the 2000 Plan are summarized below, but the following summary is qualified in its entirety by the full text of the 2000 Plan.

General Information

  Stock Available for Grant. The stock subject to the 2000 Plan consists of 4,000,000 shares of Common Stock, comprised as of the date of this Proxy Statement of (i) 3,458,494 shares of Common Stock and (ii) 541,506 shares of Common Stock that have already been authorized and remain available for awards under the 1984 Plan, whether authorized but unissued or reacquired by Litton. Such maximum amount of shares is subject to appropriate adjustment upon the occurrence of certain events, including stock dividends, stock splits, mergers, consolidations, reorganizations, reclassifications, recapitalizations or other capital adjustments. The number of shares issued pursuant to an incentive award under the 2000 Plan (or which would have been issued if Litton had made payment solely in stock pursuant to the exercise of stock appreciation rights) is charged against the maximum number of shares set forth above. If any stock option or stock appreciation right granted under the 2000 Plan expires, terminates or is surrendered or cancelled without having been exercised in full, the shares then subject thereto are not charged against such maximum number. Shares of performance-based restricted stock which are reacquired by Litton pursuant to the terms of restricted stock agreements with participants will also become available for further incentive awards under the 2000 Plan. The closing sale price of Litton's Common Stock on October 13, 2000, as reported in the composite quotations of The Wall Street Journal, was $45 per share. The maximum number of shares that may be offered under the 2000 Plan constituted 8.8% of the Common Stock outstanding on the record date (exclusive of treasury shares).

  Administration of the 2000 Plan. Under the 2000 Plan, the Compensation and Selection Committee of the Board of Directors of Litton ("the Committee") is authorized to determine the terms and conditions of any award, including the attainment of specified performance goals, subject to the limitations of
Section 162(m) of the Internal Revenue Code of 1954, as amended (the "Code"). The Committee also has authority to delegate certain decisions to officers of Litton. The Committee consists solely of non-employee directors who are "disinterested persons" as such term used in Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act") and "outside directors" within the meaning of Section 162(m) of the Code.

Grants under the 2000 Plan

  Stock Options. With respect to the grant of stock options under the 2000 Plan, the option price is 100% of the fair market value of Common Stock on the date of the grant of the stock option. The 2000 Plan does not permit the repricing of outstanding stock options. The Code limits the aggregate fair market value of the stock subject to incentive stock options which may be granted in any one calendar year to a participant, and under the terms of the 2000 Plan no employee may be granted incentive stock options in excess of the maximum number of options which may qualify as such options under the Code. The aggregate fair market value (determined on the date of grant) of the shares of stock subject to "incentive stock options" which may be granted to any participant in any calendar year may not exceed $100,000, plus any "unused limit carryover" as defined in Section 422 of the Code.

  Stock Appreciation Rights. A stock appreciation right (which may be granted in connection with a stock option or may be independently granted under the 2000 Plan) generally entitles the holder to receive a cash amount equal to the difference between the initial value of the right on the date of grant and the fair market value of the stock, if greater, on the date of exercise. However, at the time of the grant of a stock appreciation right, the Committee may determine a maximum amount payable with respect to such right. The initial value of a stock appreciation right shall be such amount as the Committee may determine, but shall be not less than 100% of the fair market value of the stock on the date of the grant of such right. Both the option price and the initial value of a stock appreciation right, as well as the number of shares subject to such option or right, will be appropriately adjusted by the Committee in the event of stock splits, stock dividends, recapitalizations and certain other events involving a change in Litton's capital.

  Restricted Stock. Incentive awards may be made in the form of performance-based restricted stock. The Committee shall specify the number of shares of restricted stock subject to such right, the performance criteria which must be attained in order for restricted stock to vest in whole or in part, and the nature and duration of the restrictions against transfer which shall apply to such restricted stock. The Committee may specify the voting and dividend rights, if any, of a holder of performance-based restricted stock. Certificates representing restricted stock subject to restrictions against transfer shall bear an appropriate legend referring to such restrictions. While restricted stock will be subject to restrictions against transfer for a period or periods of time, the 2000 Plan does not set forth any minimum or maximum vesting period with respect to incentive awards in the form of restricted stock. It is expected that the individual contracts governing restricted stock awards will ordinarily provide that the restricted stock will be forfeited if the participant terminates or is terminated prior to the lapse of the restrictions, subject to exceptions for death, disability or retirement while employed by Litton.

Exercise of Stock Options and/or Stock Appreciation Rights

No stock option or stock appreciation right granted under the 2000 Plan may be exercised more than ten years from the date it is granted or such shorter period as the Committee may determine.

Stock options granted under the 2000 Plan become exercisable in one or more installments in the manner and at the time or times specified by the Committee. Typically, the option installments will be cumulative and exercisable until the expiration of the exercise period.

A stock appreciation right granted under the 2000 Plan shall, if granted in connection with a stock option, become exercisable at such time or times as the related stock option shall become exercisable, unless the Committee specifies a more restrictive period. If not granted in connection with a stock option, a stock appreciation right granted under the 2000 Plan shall become exercisable at such time or times as the Committee may determine at the time of the grant.

Upon the exercise of a stock appreciation right under the 2000 Plan, the amount to which the holder is entitled may be paid in shares of Litton's Common Stock valued at their fair market value on the date of the exercise, in cash, or partly in cash and partly in stock as the Committee shall determine at the time the stock appreciation right is exercised. Upon exercise of a stock option granted under the 2000 Plan in connection with a stock appreciation right, the related stock appreciation right shall be surrendered, and upon exercise of a stock appreciation right granted under the 2000 Plan in connection with a stock option, the related stock option shall be surrendered.

Payment for Shares

The Committee may permit payment for shares issuable upon the exercise of stock options to be made in cash, by the surrender of Common Stock valued at its then fair market value, or by a combination of stock so valued and cash. The individual agreements with the participants will specify the appropriate method of payment and may require the Committee's consent for payment of shares by the tender of already-owned stock.

Amendment and Termination of the 2000 Plan

The 2000 Plan will terminate on September 20, 2010. Under the 2000 Plan, options to purchase Common Stock or other awards granted and outstanding as of the date the 2000 Plan terminates will not be affected or impaired by such termination. The Board, or the Committee with the approval of the Board, may amend, alter or discontinue the 2000 Plan in such respects as the Board or the Committee may deem advisable, subject to the 2000 Plan limitations. No amendments may be made to increase the maximum number of shares, extend the term of the 2000 Plan or the terms of any award, or change the class of eligible employees without stockholder approval.

2000 Plan Benefits

Future awards, which are not presently determinable, will be granted at the sole discretion of the Committee and may vary from year to year and from participant to participant. From August 1, 1999 through September 30, 2000, there were 612 participants in the 1984 Plan. During that period, all current executive officers as a group (including the named executive officers) were awarded a total of 507,400 shares under the 1984 Plan, and all employees who are not executive officers (including the named executive officers) were awarded a total of 1,181,710 shares under the 1984 Plan.

Transferability

The 2000 Plan provides that the Committee will decide at the time an award is granted the extent to which the award is transferable, provided that awards shall not be transferable other than (i) by will or by the laws of descent and distribution, (ii) by gift or other transfer to a trust or estate in which the participant or the participant's spouse or other immediate relative has a substantial beneficial interest, or to a spouse or other immediate relative, subject to the limitations of Rule 16b-3 of the Exchange Act, or (iii) pursuant to a qualified domestic relations order, as defined by the Code. Incentive stock options or stock appreciation rights granted in conjunction with incentive stock options are only transferable by will or by the laws of descent and distribution, and are exercisable during the participant's lifetime only by the participant.

Miscellaneous Provisions

With the exception of the exercise price of stock options, the Committee may, with the consent of the holder of an incentive award, amend the terms of any existing award. An example of such amendment would be one to accelerate the period of exercise or vesting of any incentive award, either absolutely or contingently, for such reasons as the Committee may deem appropriate, including the occurrence of events which might lead to a change in the control of Litton.

If a holder of an incentive award ceases to be an employee of Litton (other than by reason of death) prior to the time any particular installment of an incentive award becomes exercisable, such installment shall be forfeited. However, if a holder of an incentive award while an employee retires or becomes disabled, such holder will be considered to be an employee for purposes of the 2000 Plan if (i) such holder and Litton enter into an agreement providing for the rendering of consulting or advisory services to Litton; (ii) the holder does not utilize or disclose confidential information concerning Litton; and (iii) the holder does not engage in any activity which competes with or is inimical to the interests of Litton. If a holder of an incentive award dies while employed by Litton, an incentive award may be exercised by, or vest in, the holder's estate to the extent determined by the Committee.

Federal Income Tax Considerations

The discussion which follows is a summary, based on current law, of some of the significant federal income tax considerations relating to awards under the 2000 Plan.

  Nonqualified Stock Options. A participant will not realize income at the time a nonqualified option is granted. Upon exercise, where the exercise price is paid in cash, the participant will receive compensation taxable as ordinary income to the extent the amount by which the fair market value of the stock acquired on the exercise date exceeds the exercise price. Litton will generally be allowed a deduction in the year of exercise equal to the compensation income realized by the participant.

If the exercise price of a nonqualified option is paid in whole or in part with already-owned shares of Litton Common Stock, the participant will not recognize compensation income with respect to the number of new shares equal to the number of already-owned shares surrendered. The fair market value of the additional new shares received will be compensation taxable to the participant as ordinary income. Litton will generally be entitled to a tax deduction equal to the compensation income realized by the participant.

  Incentive Stock Options. A participant will not realize income at the time an incentive stock option ("ISO") is granted or exercised, whether the participant makes payment in cash or in whole or in part with already owned shares of Litton Common Stock. However, the difference, if any, at exercise between the exercise price and fair market value of the shares will constitute an item includible in the participant's alternative minimum taxable income.

If shares acquired upon exercise of a stock option which is an ISO are not disposed of by the participant within two years from the date of grant of the stock option or within one year after the transfer of such shares to the participant (the "ISO Holding Period"), then (i) no amount will be reportable as ordinary income with respect to such shares by the recipient and (ii) Litton will not be allowed a deduction in connection with the exercise.

If shares acquired upon exercise of an ISO are sold before the ISO Holding Period has expired, ordinary income will be recognized in the amount of the difference between the exercise price and the lesser of (i) the fair market value on the date of exercise or (ii) the amount realized on disposition. Litton will generally be allowed a deduction in the year in which the disposition occurs equal to the ordinary income recognized.

  Stock Appreciation Rights. Upon exercise, the holder of a stock appreciation right will recognize as ordinary income the amount of cash and/or the fair market value of any Litton Common Stock received, and Litton will generally be allowed a deduction in the year of exercise equal to such income, provided that Litton satisfies certain federal income tax withholding and reporting requirements. Any shares of Common Stock received upon exercise of a stock appreciation right will have a tax basis equal to their fair market value on the date received.

  Restricted Stock. A participant who is granted performance-based restricted stock may make an election pursuant to Section 83(b) of the Code, within 30 days of the grant date, to have taxed as compensation income, the amount equal to the difference between the price to be paid for such restricted stock and the fair market value of the equivalent number of shares of Litton Common Stock at the date of grant. Such amount would then be deductible by Litton. Any further appreciation (or depreciation) in the value of the shares of restricted stock granted would then be taxed as capital gain (or loss) upon subsequent sale or disposition of the shares. If the election is not made, the grant will be taxed as compensation income at the fair market value of the restricted stock on the date that the restrictions expire, and Litton will be entitled to a corresponding deduction at such time.

              ITEM THREE: RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors recommends that you vote FOR ratification of the selection of Deloitte & Touche LLP as independent auditors for the 2001 fiscal year.

Deloitte & Touche LLP has served as Litton's independent auditors continuously since 1954, is familiar with the business and operations of Litton and its subsidiaries, and has offices in, or convenient to, most of the locations in the United States and in most other countries where Litton and its subsidiaries operate.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Litton's officers and directors, and persons who own more than 10% of a registered class of Litton's equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission ("SEC").

Based on a review of SEC Forms 3, 4 and 5 and upon written representations by each officer and director, Litton believes that all reports were timely filed by such persons during the fiscal year 2000, except for one report describing purchases of Common Stock by one director, which was inadvertently filed with the SEC three days later than the filing deadline.

          DEADLINE FOR STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at Litton's annual meetings consistent with regulations adopted by the SEC. For such proposals to be considered for inclusion in the Proxy Statement and form of proxy relating to the 2001 Annual Meeting, Litton must receive them no later than June 22, 2001. Such proposals should be directed to the attention of the Secretary of Litton at 21240 Burbank Boulevard, Woodland Hills, California 91367-6675.

Under Litton's By-Laws, the deadline for submission of stockholder proposals to be presented at the 2001 Annual Meeting, but which will not be included in the Proxy Statement and form of proxy relating to such Meeting, is August 1, 2001. Such proposals should also be directed to the attention of the Secretary of Litton at the above address. Any such proposal received after that date will be considered untimely, and the persons named in the proxy for such Meeting may exercise their discretionary voting power with respect to such proposal.

                                 OTHER MATTERS

The cost of soliciting proxies will be borne by Litton. Proxies may be solicited by directors, officers or regular employees of Litton in person or by telephone, telegraph, facsimile transmission or telex. Litton also has retained D. F. King & Co., Inc. to aid in the solicitation at an estimated cost of $9,500, plus out-of-pocket expenses. Arrangements have been made for brokerage houses, nominees and other custodians to send proxy materials to their principals, and Litton will reimburse them for doing so.

A stockholder may elect to receive future proxy statements and annual reports of Litton over the Internet instead of receiving paper copies in the mail. Stockholders whose shares are registered in their own names may consent to future Internet delivery by marking the appropriate box on their proxy cards. Other stockholders should contact the broker, trust, bank or other nominee that holds their shares to inquire about the availability of Internet delivery. If stockholders consent to Internet delivery, a notation will be made on their accounts. When the proxy statement and annual report for the 2001 Annual Meeting become available, such stockholders will receive a notice instructing them on how to access the documents over the Internet. A stockholder may revoke consent to Internet delivery or request paper copies of any of these documents without revoking consent by sending a written request to: Litton Industries, Inc., Shareholder Services, 21240 Burbank Boulevard, Woodland Hills, CA 91367-6675.

The Audit and Compliance Committee Report, the Performance Graph and the Report of the Compensation and Selection Committee included in this Proxy Statement shall not be deemed soliciting material or otherwise deemed filed and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Litton specifically incorporates the Audit and Compliance Committee Report, the Performance Graph or the Report of the Compensation and Selection Committee by reference into any such filings.

The Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matter comes before the Annual Meeting, the accompanying proxy will be voted with respect to the matter in accordance with the best judgment of the persons voting the proxy.

THE BOARD OF DIRECTORS
LITTON INDUSTRIES, INC.

                                                                        ANNEX A
                                    CHARTER
                                    OF THE
                        AUDIT AND COMPLIANCE COMMITTEE
                                    OF THE
                              BOARD OF DIRECTORS
                                      OF
                            LITTON INDUSTRIES, INC.
                            as adopted May 18, 2000

   The Audit and Compliance Committee is appointed by the Board of Directors to assist the Board in monitoring (1) the integrity of the financial statements of the Corporation, (2) the compliance by the Corporation with legal and regulatory requirements and (3) the independence and performance of the Corporation's internal and external auditors.

   The Audit and Compliance Committee shall meet the composition requirements of the New York Stock Exchange, and the members of the Audit and Compliance Committee shall meet the independence and expertise requirements of the New York Stock Exchange. The members of the Audit and Compensation Committee shall be appointed by the Board on the recommendation of the Nominating and Board Governance Committee.

   The Audit and Compliance Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit and Compliance Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

   The Audit and Compliance Committee shall make regular reports to the Board.

   The Audit and Compliance Committee shall:

     1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval.

     2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Corporation's financial statements.

     3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Corporation's financial statements.

     4. Review with management and the independent auditor the Corporation's quarterly financial statements prior to the filing of its Form 10-Q.

     5. Meet periodically with management to review the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures.

     6. Review major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

     7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit and Compliance Committee and the Board.

     8. Approve the fees to be paid to the independent auditor.

     9. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the independent auditor, and if so determined by the Audit and Compliance Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the independent auditor.

     10. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit and Compliance Committee, recommend that the Board replace the independent auditor.

     11. Review the appointment and replacement of the senior internal auditing executive.

     12. Review the significant reports to management prepared by the internal auditing department and management's responses.

     13. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

     14. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

     15. Obtain reports from management, the Corporation's senior internal auditing executive and the independent auditor that the Corporation's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Corporation's Statement of Principles and Standards of Conduct.

     16. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

     17. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Corporation's response to that letter. Such review should include:

       (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

       (b) Any changes required in the planned scope of the internal audit.

       (c) The internal audit department responsibilities, budget and staffing.

     18. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement.

     19. Advise the Board with respect to the Corporation's policies and procedures regarding compliance with applicable laws and regulations and with the Corporation's Statement of Principles and Standards of Conduct, and meet with the chairman of management's compliance board to review improvements, enforcement and general status at least two times a year.

     20. Review with the Corporation's General Counsel legal matters that may have a material impact on the financial statements, the Corporation's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

     21. Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

     22. Review annually the Reportable Interests Program policies and procedures and the Reportable Transactions and Conflicts of Interest Questionnaires completed by certain employees of the Corporation as submitted to the Audit and Compliance Committee by the Corporate Secretary and make recommendations thereon.

While the Audit and Compliance Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit and Compliance Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit and Compliance Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Corporation's Statement of Principles and Standards of Conduct.

                                                                        ANNEX B

                            LITTON INDUSTRIES, INC.

                      2000 LONG-TERM STOCK INCENTIVE PLAN

SECTION 1. Purpose

  The purpose of the Program is to promote the continued growth and success of the Corporation by providing, or increasing, through the Incentive Awards described herein, the proprietary interests of its Employees who are in a position to contribute materially to the future accomplishments of the Corporation. The Program is intended to enable the Corporation through these incentives to attract and retain experienced Employees of exceptional talent and industry and align their interest with that of the stockholders to the economic advantage of the Corporation.

SECTION 2. Definitions

  Unless the context clearly indicates otherwise, the following terms, when used in this Program, shall have the meanings set forth in this Section 2.

  (a) "Board" shall mean the Board of Directors of Litton Industries, Inc.

  (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

  (c) "Committee" shall mean the Compensation and Selection Committee of the Board or such other committee as may be designated by the Board. The Committee shall consist of two or more members of the Board who are Disinterested Persons.

  (d) "Commission" shall mean the Securities and Exchange Commission or any successor agency.

  (e) "Corporation" shall mean Litton Industries, Inc., and its subsidiaries.

  (f) "Disinterested Person" shall mean a member of the Board who qualifies as a disinterested person as defined in Rule 16b-3, as promulgated by the Commission under the Exchange Act or any successor definition adopted by the Commission and also qualifies as an "outside director" for purposes of
Section 162(m) of the Code.

  (g) "Employee" shall mean any common law employee, including officers, of the Corporation, as determined in the Code and the Treasury Regulations thereunder.

  (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  (i) "Fair Market Value" shall mean (1) the average between the highest and lowest selling prices of the Stock on a particular day or (2) if there are no sales on such date, then the average of the highest and lowest prices of the first preceding day and the first succeeding day on which sales were made. Such prices shall be those reported in the New York Stock Exchange-Composite Transactions of The Wall Street Journal or such other publication as the Committee designates from time to time.

  (j) "Grantee" shall mean an Employee granted an Incentive Award.

  (k) "Incentive Award" shall mean a Stock Option, a Stock Appreciation Right or Restricted Stock granted pursuant to the Program.

  (l) "Incentive Stock Option" shall mean a Stock Option intended to qualify under Section 422 of the Code and the Treasury Regulations thereunder.

  (m) "Nonstatutory Stock Option" shall mean any Stock Option that is not intended to qualify as an Incentive Stock Option under Section 422 of the Code and the Treasury Regulations thereunder.

  (n) "Performance Objectives" shall mean the goals, if any, upon which the Committee may condition the exercisability of one or more Incentive Awards which goals may relate to profits, profit growth, profit-related return ratios, cash flow or total shareholder return; where such goals may be stated in absolute terms or relative to peer performance.

  (o) "Program" shall mean the Litton Industries, Inc., 2000 Long-Term Stock Incentive Plan as set forth herein and as amended from time to time.

  (p) "Restricted Stock" shall mean an Incentive Award granted under Section
9.

  (q) "Rule 16b-3" shall mean Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act.

  (r) "Stock" shall mean shares of the Common Stock of Litton Industries, Inc.

  (s) "Stock Appreciation Right" shall mean a right granted under Section 8.

  (t) "Stock Option" shall mean either an Incentive Stock Option or a Nonstatutory Stock Option.

  (u) "Subsidiary" shall mean any subsidiary corporation of the Corporation as defined in Section 424 of the Code.

  (v) "Totally Disabled" shall mean the condition when an Employee is wholly prevented by occupational or non-occupational injury or sickness from performing any and every duty pertaining to his or her regular occupation or employment.

  (w) "Treasury Regulations" shall mean the regulations under the Code.

SECTION 3. Shares of Stock Subject to Grants

  Subject to the adjustments required under the provisions of Section 10 hereof, the shares of Stock which may be issued or transferred pursuant to Incentive Awards shall consist of 4,000,000 shares of Stock authorized and reserved for issuance under the Program. 200,000 of such shares of Stock shall be available for the grant of Restricted Stock. Shares of Stock which have been previously authorized to be granted as Incentive Awards, but which were not granted, or, if granted, expired without having been exercised in full or shares of Stock which are reacquired in any way by the Corporation shall be available for the grant of Incentive Awards at any time prior to the termination of the Program. In instances where an Incentive Award is settled in cash, the shares of Stock, if any, covered by such Incentive Award shall remain available for issuance under the Program. Likewise, the payment of cash dividends and dividend equivalents paid in cash in conjunction with any outstanding Incentive Awards shall not be counted against the shares of Stock available for issuance under the Program. Any shares of Stock that are issued by the Corporation, and any Incentive Awards that are granted through the assumption of, or in substitution for, any outstanding Incentive Awards previously granted by an acquired entity shall not be counted against the shares of Stock available for issuance under the Program.

SECTION 4. Administration of the Program

  The Program shall be administered by the Committee. Subject to the express provisions of the Program, the Committee shall have plenary authority to interpret the Program; to prescribe, amend, and rescind rules and regulations relating to it; to determine the terms and provisions of Incentive Award agreements and amendments thereto; and to make any and all other determinations necessary or advisable for the administration of the Program. The Committee may modify, amend or adjust the terms and conditions of any Incentive Award at any time, including, but not limited to, the Performance Objectives or measurements applicable to performance-based Incentive Awards pursuant to the terms of the Program; provided, however, that the Committee shall not have the authority to reduce the exercise price of any outstanding Stock Option, other than pursuant to Section 10 hereof, and further provided, that no such modification or amendment may be made if it could, in the best judgment of the Committee, prevent any Incentive Award held by any Grantee who may be subject to the limits on deductibility of compensation provided in
Section 162(m) of the Code from qualifying for the performance-based compensation exemption under Section 162(m) of the Code. Any controversy or claim arising out of or related to this Program shall be determined unilaterally by and at the sole discretion of the Committee.

  The Committee may act only by a majority of its members. The Committee may
(i) delegate to one or more executive officers of the Corporation the authority to make decisions pursuant to paragraphs (b), (c), (e) and (f) of
Section 5 (provided that no such delegation may be made that would cause Incentive Awards or other transactions under the Program to cease to be exempt from Section 16(b) of the Exchange Act or Section 162(m) of the Code) and (ii) authorize any one or more of their members or an officer of the Corporation to execute and deliver documents on behalf of the Committee.

SECTION 5. Granting of Incentive Awards

  (a) Any Employee of the Corporation shall be eligible to receive Incentive Awards under the Program.

  (b) The Committee shall determine and designate from time to time those Employees who are to be granted Incentive Awards, the type of Incentive Award to be granted, and the amount subject to each Incentive Award, provided, that in any one fiscal year, no Grantee may be granted Incentive Awards covering more than 250,000 shares of Stock.

  (c) The Committee shall determine whether any particular Stock Option shall become exercisable in one or more installments and the date or dates upon which any such installments first become exercisable. Further, the Committee may make such other provisions, including, but not limited to, Performance Objectives.

  (d) No Stock Option shall be exercisable more than ten years from the date the Stock Option was granted.

  (e) Upon the exercise of any Stock Option, the Grantee shall pay the option exercise price provided in the particular Stock Option agreement. The Committee may permit payment to be in Stock. To the extent Stock is tendered as payment, it shall be valued at its then Fair Market Value.

  (f) The Committee may at any time grant new Incentive Awards to an Employee who has previously received Incentive Awards or other grants (including other Stock Options) whether such prior Incentive Awards or such other grants are still outstanding, or have previously been exercised in whole or in part. The purchase price of the Incentive Awards may be established by the Committee without regard to the existing Incentive Awards or such other grants. Further, the Committee may, with the consent of the Grantee, amend the terms of any existing Incentive Award previously granted to include any provisions which could be incorporated in such Incentive Award at the time of such amendment. Solely to illustrate the foregoing power, but without limiting its scope, such amendments may accelerate the period of exercise or the vesting period of any Incentive Award, or installment thereof, either absolutely or conditionally for whatever reasons the Committee deems appropriate, including without limitation, compensatory considerations, events which would result in the delisting of the Stock, significant changes in the management or control of the Corporation, or the occurrence of any attempt to effect such changes.

SECTION 6. Nonstatutory Stock Options

  (a) There shall be available for the grant of Incentive Awards in the form of Nonstatutory Stock Options the number of shares of Stock specified in
Section 3 of the Program, less the number of shares of Stock utilized for the grant of Incentive Stock Options and Restricted Stock pursuant to Sections 7 and 9 of the Program.

  (b) When granting a Nonstatutory Stock Option to a key Employee, the Committee shall determine the purchase price of the Stock subject thereto. Such price shall not be less than 100% of the Fair Market Value of such Stock on the date the Nonstatutory Stock Option is granted.

  (c) All provisions of this Program except Sections 7, 8 and 9 shall apply to Nonstatutory Stock.

SECTION 7. Incentive Stock Options

  An Incentive Award in the form of an Incentive Stock Option shall be subject to the following provisions:

     (a) Subject to subsections (c) and (d) hereof, there shall be available for the grant of Incentive Awards in the form of Incentive Stock Options the number of shares of Stock specified in Section 3 of the Program, less the number of shares of Stock utilized for the grant of Nonstatutory Stock Options and Restricted Stock pursuant to Sections 6 and 9 of the Program.

     (b) When granting an Incentive Stock Option to a key Employee, the price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Stock subject thereto on the date Incentive Stock Option is granted.

     (c) Notwithstanding any other provisions hereof, in the case of Incentive Stock Options, the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the Grantee during any calendar year (under all incentive stock option plans of the Grantee's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

     (d) All provisions of this Program except Sections 6, 8, 9 and 12(d)(ii) and (iii) shall apply to Incentive Stock Options.

SECTION 8. Stock Appreciation Rights

  Stock Appreciation Rights may be granted independently of or in conjunction with all or part of any Stock Option granted under the Program. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Incentive Stock Option. In the case of a Stock Appreciation Right granted with a related Stock Option, a Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.

  A Stock Appreciation Right may be exercised by a Grantee in accordance with procedures established by the Committee and, in the case of a Stock Appreciation Right granted with a related Stock Option, by surrendering the applicable portion of the Stock Option in accordance with such procedures. Upon the exercise of a Stock Appreciation Right, a Grantee shall be entitled to receive an amount in cash, shares of Stock or both, equal in value to the excess of the Fair Market Value of one share of Stock over the price per share specified in the grant of the Stock Appreciation Right, which shall be not less than the Fair Market Value of the Stock on the date of grant or in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

  In the case of Stock Appreciation Rights not granted in conjunction with Stock Options, the Committee may, prior to the grant, condition the vesting of any such Stock Appreciation Right upon the attainment of Performance Objectives and upon the continued service of the Grantee.

SECTION 9. Performance Based Restricted Stock

  (a) The Committee shall, prior to grant, condition the vesting of Restricted Stock upon the attainment of Performance Objectives and upon the continued service of the Grantee.

  To the extent required by Section 162(m) of the Code or otherwise deemed advisable by the Committee, it shall be a condition precedent to the vesting of Restricted Stock, or any installment thereof, that the Committee certify in writing that any Performance Objectives relative to such vesting has or have in fact been satisfied.

  (b) Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more Stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such Grantee and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, substantially in the following form:

  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Litton Industries, Inc. 2000 Long-Term Stock Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of Litton Industries, Inc., 21240 Burbank Boulevard, Woodland Hills, California 91367."

  The Committee may require that the certificates evidencing such shares of Stock be held in custody by the Corporation until the restrictions thereon shall have lapsed and that, as a condition of any Incentive Award of Restricted Stock, the Grantee shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Incentive Award.

  (c) The Committee shall determine the per share amount, if any, to be paid by a Grantee for each Incentive Award in the form of Restricted Stock. There shall be a minimum payment of the total par value of the Stock by the Grantee to the Corporation as required by law. Each Incentive Award in the form of Restricted Stock shall be confirmed by, and be subject to the terms of, a Restricted Stock agreement.

SECTION 10. Adjustment Provisions

  (a) If the shares of Stock outstanding are changed in number or class by reason of a split-up, merger, consolidation, reorganization, reclassification, recapitalization, or any capital adjustment, including a stock dividend, or if any distribution is made to the holders of Stock other than a cash dividend, then

     (1) the aggregate number and class of shares of Stock or other securities that may be issued or transferred pursuant to Sections 3, 6, 7, 8, or 9 and

     (2) the number and class of shares or other securities which are payable under outstanding Incentive Awards shall be adjusted as provided hereinafter.

  (b) Adjustments under this Section 10 shall be made in an equitable manner by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding, and conclusive. Such adjustments may include (i) treating employment with a corporation the stock of which was distributed to holders of Stock (or a subsidiary of such a corporation) as employment with the Corporation for purposes of the Program and (ii) adjustments of the purchase price to be paid per share of Stock under outstanding Incentive Awards.

  (c) In the event of a corporate merger or consolidation, or the acquisition by the Corporation of property or stock of an acquired corporation or any reorganization or other transaction qualifying under Section 424 of the Code, the Committee may, in accordance with the provisions of that Code section, substitute Incentive Awards under this Program for incentive awards under the plan of the acquired corporation provided (i) the excess of the aggregate Fair Market Value of the outstanding Incentive Awards immediately after the substitution over the aggregate price of such Incentive Awards is not more than the similar excess immediately before such substitution and (ii) the new Incentive Awards do not give the Employee additional benefits, including any extension of the exercise period.

SECTION 11. Termination of Employment

  (a) Unless otherwise determined by the Committee, if a Grantee incurs a termination of employment, any Stock Option held by such Grantee shall thereupon terminate, except that such Stock Option, to the extent then exercisable, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of three months from the date of such termination of employment or the balance of such Stock Option's term; provided, however, that if the Grantee dies within such three-month period, any unexercised Stock Option held by such Grantee shall notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

  (b) If a Grantee incurs a termination of employment, he or she will be considered to be an Employee for purposes of this Program so long as the following conditions are met:

     (i) The Grantee and the Corporation enter into a written agreement, with the approval of the Secretary of the Committee, pursuant to which the Grantee renders such advisory or consulting services to the Corporation as may be required by said agreement from time to time;

     (ii) The Grantee shall not, without prior written consent of the Corporation, disclose or utilize confidential information or material concerning the Corporation, its business and affairs, except in furtherance of the Corporation's interests and at its request; and

     (iii) The Grantee shall not engage in any activity which competes or conflicts with, or is inimical to, the best interests of the Corporation.

SECTION 12. General Provisions

  (a) Each Incentive Award shall be evidenced by a written instrument containing such terms and conditions, not inconsistent with this Program, as the Committee shall approve.

  (b) The granting of an Incentive Award in any year shall not give the Grantee any right to similar grants in future years or any right to be retained in the employ of the Corporation, and all Employees shall remain subject to discharge to the same extent as if the Program were not in effect.

  (c) No Employee, and no beneficiary or other person claiming under or through such Employee, shall have any right, title, or interest by reason of any Incentive Award to any particular assets of the Corporation or any shares of Stock allocated or reserved for the purposes of the Program or subject to any Incentive Award except as set forth herein. The Corporation shall not be required to establish any fund or make any other segregation of assets to assure the payment of any Incentive Award.

  (d) The Committee shall determine at the time an Incentive Award is granted the extent to which such Incentive Award is transferable; provided, however, that Incentive Awards granted under the Program shall not be transferable or assignable other than:

     (i) by will or the laws of descent and distribution;

     (ii) by gift or other transfer of an award to any trust or estate in which the original Incentive Award Grantee or such Grantee's spouse or other immediate relative has a substantial beneficial interest, or to a spouse or other immediate relative, provided that any such transfer is permitted subject to Rule 16b-3 under the Exchange Act as in effect when such transfer occurs and the Board does not rescind this provision prior to such transfer; or

     (iii) pursuant to a qualified domestic relations order (as defined by the Code).

However, any Incentive Award so transferred shall continue to be subject to all the terms and conditions contained in the instrument evidencing such Incentive Award. Notwithstanding the foregoing, Incentive Awards granted as Incentive Stock Options or as Stock Appreciation Rights granted in conjunction with Incentive Stock Options shall (i) only be transferable pursuant to (i) above; and (ii) shall be exercisable during the Grantee's lifetime only by the Grantee.

  In the event that a Grantee terminates employment with the Corporation to assume a position with a governmental, charitable, educational or non-profit institution, the Committee may subsequently authorize a third party, including but not limited to a "blind" trust, to act on behalf of and for the benefit of such Grantee regarding any outstanding Incentive Awards held by the Grantee subsequent to such termination of employment. If so permitted by the Committee, a Grantee may designate a beneficiary or beneficiaries to exercise the rights of the Grantee and receive any distribution under the Program upon the death of the Grantee.

  (e) Notwithstanding any other provision of this Program or agreements made pursuant thereto, the Corporation shall not be required to issue or deliver any certificate or certificates for shares of Stock under this Program prior to fulfillment of all of the following conditions:

     (1) The listing, or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Stock;

     (2) Any registration or other qualification of such shares of the Corporation under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

     (3) The obtaining of any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

  (f) All payments to Grantees or to their legal representatives shall be subject to any applicable tax, community property, or other statutes or regulations of the United States or of any state having jurisdiction thereof. The Grantee may be required to pay to the Corporation the amount of any withholding taxes which the Corporation is required to withhold with respect to an Incentive Award or its exercise. In such instances, the Committee may, in its discretion and subject to such rules as it may adopt, permit the Grantee to satisfy such obligations, in whole or in part, by electing to have the Corporation withhold shares of Stock, or by transferring to the Corporation shares of Stock, having a then Fair Market Value which is equal to or more than the amount of withholding tax required to be withheld.

  (g) In the case of a grant of an Incentive Award to any Employee of a Subsidiary, the Corporation, may, if the Committee so directs, issue or transfer the shares, if any, covered by the Incentive Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares of Stock to the Employee in accordance with the terms of the Incentive Award specified by the Committee pursuant to the provisions of the Program.

SECTION 13. Amendment or Termination

  The Board or the Committee with the approval of the Board, may, at any time, alter, amend, suspend, discontinue, or terminate this Program; provided, however, that such action shall not adversely affect the right of Grantees to Incentive Awards previously granted. No amendment without the approval of the stockholders of the Corporation may (i) increase the maximum number of shares of Stock which may be awarded under the Program in the aggregate; (ii) materially increase the benefits accruing to Grantees under the Program; (iii) change the class of Employees eligible to receive Incentive Awards under the Program; or (iv) materially modify the eligibility requirements for participation in the Program.

SECTION 14. Effective Date and Duration of Program

  The Program became effective September 21, 2000 upon its approval by the Board. The Program, as so amended, shall terminate on September 20, 2010, the day immediately preceding the tenth anniversary of the date of adoption of the first of such amendments by the Board, and no Incentive Award may be granted under the Program thereafter, but such termination shall not affect any Incentive Award theretofore granted.

                         LITTON INDUSTRIES, INC. PROXY

Michael R. Brown and Lynne M. O. Brickner, or either of them individually and each of them with power of substitution, are hereby appointed Proxies of the undersigned to vote all Common Stock and Series B Preferred Stock of Litton Industries, Inc. owned on the record date by the undersigned at the Annual Meeting of Stockholders to be held at The Ritz Carlton Hotel, 4375 Admiralty Way, Marina del Rey, California at 11:00 a.m. on Friday, December 8, 2000, or any adjournment thereof, upon such business as may properly come before the Meeting, including the items on the reverse side of this form, as set forth in the Notice of Annual Meeting of Stockholders and the Proxy Statement dated October 20, 2000.

               Directors recommend a vote "FOR" Items 1, 2 and 3.

1. Election of Directors         [_] FOR all nominees         [_] WITHHOLD AUTHORITY to                    [_] EXCEPTIONS* as
                                     listed below                 vote for ALL nominees listed below           indicated

 Alton J. Brann, Michael R. Brown, Joseph T. Casey, Carol B. Hallett, Orion L. Hoch, David E. Jeremiah, John M. Leonis, William P. Sommers, Ronald D. Sugar,
 C. B. Thornton, Jr., James R. Wilson.

 To withhold authority to vote for any individual nominee(s), mark the "EXCEPTIONS" box and print the name(s) of the nominee(s) in the space provided below.

*EXCEPTIONS ____________________________________________________________________

2. Proposal to approve the adoption of the Litton Industries, Inc. 2000 Long-Term Stock Incentive Plan.

         [_] FOR                   [_] AGAINST                 [_] ABSTAIN

            (Continued, and to be signed and dated, on reverse side)

                         (Continued from reverse side)

3. Proposal to ratify the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending July 31, 2001.

             [_] FOR                                    [_] AGAINST                                       [_] ABSTAIN

                            Unless otherwise specified, this proxy will be voted FOR Items 1, 2 and 3.
              In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

                                                                                  Dated: ____________________________________ , 2000
                                                                                  __________________________________________________
                                                                                                    Signature
                                                                                  __________________________________________________
                                                                                                    Signature
                                                                                                (if jointly held)

                                                                                 Please sign exactly as shown at left. If stock is
                                                                                 jointly held, each owner should sign. Executors,
                                                                                 administrators, trustees, guardians, attorneys and
                                                                                 corporate officers should indicate their fiduciary
                                                                                 capacity or full title when signing.

                      Please complete, date, sign and mail this Proxy Card promptly in the enclosed envelope.